Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

RENAISSANCE LEARNING, INC.,

RLI ACQUISITION CORP., INC.,

RLI ACQUISITION SUB, LLC

AND

ALPHASMART, INC.

DATED AS OF JANUARY 24, 2005

AND

AMENDED AS OF APRIL 20, 2005

Table of Contents

      Page

ARTICLE I - THE MERGERS

2

SECTION 1.1 The Step One Merger

2

SECTION 1.2 The Closing; Effective Time

2

SECTION 1.3 Effect of the Step One Merger

2

SECTION 1.4 Certificate of Incorporation and By-Laws

2

SECTION 1.5 Directors and Officers of the Interim Surviving Corporation

3

SECTION 1.6 The Step Two Merger

3

SECTION 1.7 Conversion of Securities; Dissenting Shares

4

SECTION 1.8 Surrender of Certificates

9

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

11

SECTION 2.1 Organization and Qualification; Subsidiaries

11

SECTION 2.2 Certificate of Incorporation and By-Laws

13

SECTION 2.3 Capitalization

13

SECTION 2.4 Authority

14

SECTION 2.5 No Conflict; Required Filings and Consents

15

SECTION 2.6 Compliance; Permits

15

SECTION 2.7 Securities Reports; Financial Statements

16

SECTION 2.8 Absence of Certain Changes or Events

18

SECTION 2.9 Absence of Litigation

19

SECTION 2.10 Employee Benefit Plans

19

SECTION 2.11 Registration Statement; Proxy Statement/Prospectus

21

SECTION 2.12 Title to Property

22

SECTION 2.13 Intellectual Property

22

SECTION 2.14 Contracts

25

SECTION 2.15 Customers and Suppliers

26

SECTION 2.16 Environmental Matters

26

SECTION 2.17 Absence of Agreements

27

SECTION 2.18 Taxes

27

SECTION 2.19 Insurance

29

SECTION 2.20 Brokers

29

SECTION 2.21 Tax Matters

29

SECTION 2.22 Material Adverse Effect

29

SECTION 2.23 Opinion of Financial Advisor

29

SECTION 2.24 Vote Required

29

SECTION 2.25 Option Plans; ESPP

29

SECTION 2.26 Board Approval

30

SECTION 2.27 Related Party Transactions

30

SECTION 2.28 Product Liability; Warranties

30

SECTION 2.29 Labor and Employment Matters

30

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MERGER

 SUB AND THE LLC

31

SECTION 3.1 Organization and Qualification; Subsidiaries

31

SECTION 3.2 Organizational Documents

32

SECTION 3.3 Capitalization

32

SECTION 3.4 Authority

33

SECTION 3.5 Ownership of Merger Sub; No Prior Activities

33

SECTION 3.6 Ownership of the LLC; No Prior Activities

34

SECTION 3.7 No Conflict; Required Filings and Consents

34

SECTION 3.8 Securities Reports; Financial Statements

35

SECTION 3.9 Absence of Certain Changes or Events

37

SECTION 3.10 Registration Statement; Proxy Statement/Prospectus

38

SECTION 3.11 Compliance; Permits

38

SECTION 3.12 Absence of Litigation

39

SECTION 3.13 Title to Property

39

SECTION 3.14 Environmental Matters

39

SECTION 3.15 Intellectual Property

40

SECTION 3.16 Brokers

40

SECTION 3.17 Tax Matters

41

SECTION 3.18 Material Adverse Effect

41

SECTION 3.19 Financing

41

ARTICLE IV - COVENANTS OF SELLER

41

SECTION 4.1 Affirmative Covenants

41

SECTION 4.2 Negative Covenants

42

SECTION 4.3 No Solicitation of Transactions

44

SECTION 4.4 Affiliates; Tax Treatment

45

SECTION 4.5 Delivery of Stockholder List

45

SECTION 4.6 Access and Information

46

SECTION 4.7 Confidentiality Letters

46

ARTICLE V - COVENANTS OF THE COMPANY, MERGER SUB AND THE LLC

46

SECTION 5.1 Affirmative Covenants

46

SECTION 5.2 Conduct of Business of the Company

46

SECTION 5.3 NASDAQ Notification for Listing

48

SECTION 5.4 Confidentiality Letters

48

SECTION 5.5 Option Plans; ESPP

48

SECTION 5.6 Tax Treatment

48

SECTION 5.7 Access and Information

48

SECTION 5.8 Cashless Exercise Program

49

ARTICLE VI - ADDITIONAL AGREEMENTS

49

SECTION 6.1 Registration Statement; Proxy Statement/Prospectus

49

SECTION 6.2 Meeting of Seller’s Stockholders

49

SECTION 6.3 Appropriate Action; Consents; Filings

50

SECTION 6.4 Third Party Consents

51

SECTION 6.5 Employee Benefit Matters

51

SECTION 6.6 Directors’ and Officers’ Indemnification and Insurance

51

SECTION 6.7 Section 16 Matters

52

SECTION 6.8 Public Announcements

52

SECTION 6.9 Expenses

53

SECTION 6.10 Notices of Certain Events

53

ARTICLE VII - CONDITIONS OF MERGER

54

SECTION 7.1 Conditions to Obligation of Each Party to Effect the Mergers

54

SECTION 7.2 Additional Conditions to Obligations of the Company, Merger Sub and the LLC

55

SECTION 7.3 Additional Conditions to Obligations of Seller

56

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

58

SECTION 8.1 Termination

58

SECTION 8.2 Effect of Termination

59

SECTION 8.3 Amendment

59

SECTION 8.4 Waiver

59

ARTICLE IX - GENERAL PROVISIONS

59

SECTION 9.1 Non-Survival of Representations, Warranties and Agreements

59

SECTION 9.2 Notices

60

SECTION 9.3 Certain Definitions

61

SECTION 9.4 Headings

62

SECTION 9.5 Severability

62

SECTION 9.6 Entire Agreement

62

SECTION 9.7 Assignment

62

SECTION 9.8 Parties in Interest

62

SECTION 9.9 Governing Law

62

SECTION 9.10 Counterparts; Effectiveness

62

SECTION 9.11 Specific Performance

63

ANNEX A

EMPLOYEE BENEFIT MATTERS

EXHIBIT A

FORM OF STOCKHOLDERS VOTING AGREEMENTS

EXHIBIT 4.4

AFFILIATE LETTER

Index of Defined Terms

Section

Advisors

SECTION 4.3(a)

Affiliate or Affiliates

SECTION 9.3(a)

Agreement

PREAMBLE

Average Price

SECTION 1.7(a)

Blue Sky Laws

SECTION 2.5(b)

Business Day

SECTION 9.3(b)

By-Laws

SECTION 1.4

Cash Consideration

SECTION 1.7(a)

Cash Election

SECTION 1.7(c)

Cash Election Number

SECTION 1.7(b)

Cash Election Shares

SECTION 1.7(g)

Cash Proration Factor

SECTION 1.7(g)

Certificate of Formation

SECTION 1.6(d)

Certificate of Incorporation

SECTION 1.4

Certificate of Merger

SECTION 1.2(b)

Closing

SECTION 1.2(a)

Code

PREAMBLE

Combination Election

SECTION 1.7(c)

Company

PREAMBLE

Company Approvals

SECTION 3.1(a)

Company Common Stock

SECTION 1.7(a)

Company Disclosure Schedule

ARTICLE III

Company Organizational Documents

SECTION 3.2

Company SEC Reports

SECTION 3.8(a)

Company Subsidiary or Subsidiaries

SECTION 3.1(a)

Competing Proposal

SECTION 4.3(b)

Confidentiality Letters

SECTION 4.7

Continuity of Interest Test

SECTION 1.7(h)(ii)

Control

SECTION 9.3(c)

Delaware Secretary of State

SECTION 1.2(b)

DGCL

PREAMBLE

Dissenting Shares

SECTION 1.7(m)

Effect

SECTION 2.1(d)

Effective Time

SECTION 1.2(b)

Election Deadline

SECTION 1.7(d)

End Date

SECTION 8.1(b)

Environmental Claims

SECTION 9.3(g)

Environmental Laws

SECTION 2.16

ERISA

SECTION 2.10(a)

ESPP

SECTION 2.3

Exchange Act

SECTION 2.5(b)

Exchange Agent

SECTION 1.7(e)

Exchange Fund

SECTION 1.8(a)

Exchange Rate

SECTION 1.7(a)

Exhibit 21.1

SECTION 3.1(c)

Expenses

SECTION 6.9(b)

Form of Election

SECTION 1.7(c)

GAAP

SECTION 2.7(b)

Governmental Authority

SECTION 9.3(e)

Hazardous Materials

SECTION 2.16

HSR Act

SECTION 2.5(b)

Indemnification Agreements

SECTION 6.6(a)

Indemnified Party

SECTION 6.6(a)

Insurance Cap Amount

SECTION 6.6(b)

Intellectual Property Rights

SECTION 2.13(k)

Interim Surviving Corporation

PREAMBLE

IRS

SECTION 2.18

Laws

SECTION 2.5(a)

LLC

PREAMBLE

LLC Organizational Documents

SECTION 3.2

Material Adverse Effect

SECTION 2.1(d)

Material Contracts

SECTION 2.14

Material Weakness

SECTION 2.7(c)

Mergers

PREAMBLE

Merger Consideration

SECTION 1.7(a)

Merger Sub

PREAMBLE

Merger Sub Common Stock

SECTION 1.7(l)

Merger Sub Organizational Documents

SECTION 3.2

NASDAQ

SECTION 1.7(a)

Operating Agreement

SECTION 1.6(d)

Option

SECTION 2.25

Option Plans

SECTION 5.5

Participation Facility

SECTION 9.3(f)

Person

SECTION 9.3(g)

Plan or Plans

SECTION 2.10(a)

Price Per Share

SECTION 1.7(a)

Principal Executive Officer

SECTION 2.7(c)

Principal Financial Officer

SECTION 2.7(c)

Proxy Statement/Prospectus

SECTION 2.11

Registration Statement

SECTION 3.10

Representative

SECTION 1.7(c)

SEC

SECTION 2.1(a)

Sarbanes-Oxley

SECTION 2.7(c)

Section 180.0622(2)(b) of the WBCL

SECTION 3.3(a)

Securities Act

SECTION 2.5(b)

Seller

PREAMBLE

Seller Affiliate

SECTION 4.4

Seller Approvals

SECTION 2.1(a)

Seller Book-Entry Shares

SECTION 1.8(b)

Seller Certificates

SECTION 1.8(b)

Seller Common Stock

SECTION 1.7(a)

Seller Copyrights

SECTION 2.13(k)

Seller Disclosure Letter

ARTICLE II

Seller Marks

SECTION 2.13(k)

Seller Organizational Documents

SECTION 2.2

Seller Patents

SECTION 2.13(k)

Seller Preferred Stock

SECTION 2.3

Seller SEC Reports

SECTION 2.7(a)

Seller Secret Information

SECTION 2.13(k)

Seller Stockholders’ Meeting

SECTION 2.11

Seller Subsidiary or Subsidiaries

SECTION 2.1(a)

Significant Deficiency

SECTION 2.7(c)

Software

SECTION 2.13(k)

Step One Merger

PREAMBLE

Step Two Certificate of Merger

SECTION 1.6(b)

Step Two Merger

PREAMBLE

Step Two Merger Effective Time

SECTION 1.6(b)

Stock Consideration

SECTION 1.7(a)

Stock Election

SECTION 1.7(c)

Stock Election Number

SECTION 1.7(b)

Stock Election Shares

SECTION 1.7(g)

Stockholders Voting Agreements

PREAMBLE

Subsidiary or Subsidiaries

SECTION 9.3(h)

Subsidiary Organizational Documents

SECTION 2.2

Superior Competing Transaction

SECTION 4.3(c)

Surviving Company

PREAMBLE

Tax or Taxes

SECTION 2.18

Tax Returns

SECTION 2.18

Title IV Plan

SECTION 2.10(b)

VWAP

SECTION 1.7(a)

WBCL

SECTION 3.3(a)

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, is made and entered into as of January 24, 2005 and amended as of April 20, 2005 (the “Agreement”), by and among Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), RLI Acquisition Corp., Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), RLI Acquisition Sub, LLC, a single member Delaware limited liability company and a wholly owned subsidiary of the Company (the “LLC”), and AlphaSmart, Inc., a Delaware corporation (“Seller”).

WHEREAS, the respective Boards of Directors of the Company, Merger Sub and Seller and the manager of the LLC have each determined that it is in the best interests of their respective companies and the shareholders, stockholders or sole member of their respective companies for Merger Sub to merge with and into Seller (the “Step One Merger”) and immediately thereafter for Seller, as the surviving corporation of the Step One Merger (the “Interim Surviving Corporation”), to merge with and into the LLC (the “Step Two Merger,” and together with the Step One Merger, the “Mergers”), with the LLC being the ultimate surviving entity in the Mergers (the “Surviving Company”), upon the terms and subject to the conditions set forth herein and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), pursuant to which, among other things, the Company will acquire the goodwill of Seller;

WHEREAS, the respective Boards of Directors of the Company, Merger Sub and Seller and the manager of the LLC have each approved the Mergers upon the terms and subject to the conditions set forth herein, and have approved and adopted this Agreement;

WHEREAS, concurrently with the execution of this Agreement and as a condition and an inducement to the willingness of the Company, Merger Sub and the LLC to enter into this Agreement, the Company, Merger Sub and certain stockholders of Seller have entered into agreements (the “Stockholders Voting Agreements”) in the form attached hereto as Exhibit A, pursuant to which each stockholder listed on Exhibit A to such Stockholders Voting Agreement has agreed to grant the Company a proxy to vote their shares of Seller Common Stock (as defined in Section 1.7(a), below) in favor of the Mergers; and

WHEREAS, for federal income tax purposes, it is intended that the Step One Merger and the Step Two Merger each shall constitute steps in one integrated transaction and that the Mergers taken together shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall constitute a plan of reorganization within the meaning of the regulations promulgated under Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I - THE MERGERS

SECTION 1.1  The Step One Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2(b), below), Merger Sub shall be merged with and into Seller.  As a result of the Step One Merger, the separate corporate existence of Merger Sub shall cease and Seller, as a direct, wholly owned subsidiary of the Company, shall continue as the Interim Surviving Corporation under the laws of the State of Delaware.

SECTION 1.2  The Closing; Effective Time.

(a)  The closing of the Step One Merger and the transactions contemplated hereby (the “Closing”) shall be held at such time, date and location as may be mutually agreed by the parties.  In the absence of such agreement, the Closing shall occur as soon as reasonably practical, but in no event later than two (2) business days, following the satisfaction or waiver of the latest to occur of the conditions set forth in Article VII, at the offices of Godfrey & Kahn, S.C., 780 North Water Street, Milwaukee, Wisconsin, commencing at 9:00 a.m. Central Time, or at such other date, time and location as the parties hereto agree to in writing.

(b)  As promptly as practicable on the date of the Closing, the parties hereto shall cause the Step One Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) and any other required documents with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), in such form as required by, and executed in accordance with the relevant provisions of, the DGCL.  The Step One Merger will become effective at such time as the Certificate of Merger is filed with the Delaware Secretary of State, or at such later time as the Company, Merger Sub, the LLC and Seller agree and specify in the Certificate of Merger (the date and time the Step One Merger becomes effective is referred to herein as the “Effective Time”).

SECTION 1.3  Effect of the Step One Merger.  From and after the Effective Time, the effect of the Step One Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Sub and Seller shall vest in the Interim Surviving Corporation, and all debts, liabilities and duties of Merger Sub and Seller shall become the debts, liabilities and duties of the Interim Surviving Corporation.

SECTION 1.4  Certificate of Incorporation and By-Laws.  The certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Interim Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (the “Certificate of Incorporation”).  The by-laws of Merger Sub, as in effect immediately prior to the Effective Time, will be the by-laws of the Interim Surviving Corporation, until thereafter changed or amended as provided therein, by the certificate of incorporation or by applicable law (the “By-Laws”).

SECTION 1.5  Directors and Officers of the Interim Surviving Corporation.  At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Interim Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Interim Surviving Corporation.  At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Interim Surviving Corporation, in each case until their respective successors are duly elected or appointed.

SECTION 1.6  The Step Two Merger.

(a)

Timing.  On the date of the Closing, immediately following the Effective Time, the Interim Surviving Corporation shall be merged with and into the LLC in accordance with the DGCL.  As a result of the Step Two Merger, the separate corporate existence of the Interim Surviving Corporation shall cease and the LLC, as a direct, wholly owned subsidiary of the Company, shall continue as the Surviving Company of the Step Two Merger.

(b)

The Step Two Merger Effective Time.  On the date of the Closing, immediately following the Effective Time, the LLC shall cause the Step Two Merger to be consummated by filing a certificate of merger (the “Step Two Certificate of Merger”) and any other required documents with the Delaware Secretary of State, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL.  The Step Two Merger will become effective at such time as the Step Two Certificate of Merger is filed with the Delaware Secretary of State, or at such later time as the Company, the LLC and the Interim Surviving Corporation agree and specify in the Step Two Certificate of Merger (the date and time the Step Two Merger becomes effective is referred to herein as the “Step Two Merger Effective Time”).

(c)

Effect of the Step Two Merger.  From and after the Step Two Merger Effective Time, the effect of the Step Two Merger shall be as provided in this Agreement, the Step Two Certificate of Merger and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Step Two Merger Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the LLC and the Interim Surviving Corporation shall vest in the Surviving Company, and all debts, liabilities and duties of the LLC and the Interim Surviving Corporation shall become the debts, liabilities and duties of the Surviving Company.

(d)

Certificate of Formation; Operating Agreement.  The certificate of formation of the LLC, as in effect immediately prior to the Step Two Merger Effective Time, will be the certificate of formation of the Surviving Company; provided, however, that Article I of such certificate of formation shall be amended as of the Step Two Merger Effective Time to read as follows:  “The name of the limited liability company is:  AlphaSmart, LLC” until thereafter changed or amended as provided therein or by applicable law (the “Certificate of Formation”).  The operating agreement of the LLC, as in effect immediately prior to the Step Two Merger Effective Time, will be the operating agreement of the Surviving Company, until thereafter changed or amended as provided therein, by the Certificate of Formation or by applicable law (the “Operating Agreement”).

(e)

Manager and Officers.  At the Step Two Merger Effective Time, the manager of the LLC immediately prior to the Effective Time shall be the initial manager of the Surviving Company, to hold its position in accordance with the Certificate of Formation and the Operating Agreement of the Surviving Company.  At the Step Two Merger Effective Time, the officers of the LLC immediately prior to the Step Two Merger Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed.

(f)

Treatment of Capital Stock In Step Two Merger.  Subject to the provisions of this Agreement, at the Step Two Merger Effective Time, automatically by virtue of the Step Two Merger and without any action on the part of any shareholder:  (i) each membership interest of the LLC outstanding immediately prior to the Step Two Merger shall be unchanged and shall remain issued and outstanding; and (ii) each share of Interim Surviving Corporation common stock issued and outstanding prior to the Step Two Merger Effective Time shall be cancelled without consideration and shall cease to be an issued and outstanding share of Interim Surviving Corporation common stock.

SECTION 1.7  Conversion of Securities; Dissenting Shares.  The manner and basis of converting the shares of Seller Common Stock (as defined in Section 1.7(a), below) upon consummation of the Step One Merger shall be as set forth in this Section 1.7.  At the Effective Time, by virtue of the Step One Merger and without any action on the part of the Company, Merger Sub, Seller or any holder of Seller Common Stock:

(a)

Subject to the other provisions of this Section 1.7, each share of common stock, par value $.0001 per share, of Seller (the “Seller Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by the Company, any Company Subsidiary or Merger Sub and Dissenting Shares) shall be converted into the right to receive the Merger Consideration.  The “Merger Consideration” shall mean either (i) cash in the amount of $3.75 (the “Price Per Share”), without interest (the “Cash Consideration”), (ii) the number of shares of common stock, par value $.01 per share, of the Company (“Company Common Stock”), rounded to the nearest four decimals (the “Exchange Rate”), equal to the Cash Consideration divided by the Average Price (the “Stock Consideration”), or (iii) a combination of Cash Consideration and Stock Consideration in accordance with subsection (c) of this Section 1.7.  The “Average Price” means the volume weighted average price per share of Company Common Stock (“VWAP”) for the 10 consecutive trading days in which such shares are traded on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) National Market System ending on the third trading day prior to, but not including, the Seller Stockholders’ Meeting.  The Average Price shall be calculated to the nearest one-hundredth of one cent.  For this purpose, the VWAP is calculated using the AQR function for Company Common Stock on Bloomberg Financial LP.

(b)  The number of shares of Seller Common Stock to be converted into the right to receive Stock Consideration shall not exceed 45% of the number of shares of Seller Common Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.7(i)) (the “Stock Election Number”), subject to Section 1.7(h)(ii).  The number of shares of Seller Common Stock to be converted into the right to receive Cash Consideration shall be not less than 55% of the number of shares of Seller Common Stock outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.7(i)) (the “Cash Election Number”), subject to Section 1.7(h)(ii).

(c)  Subject to the proration and election procedures set forth in this Section 1.7, each holder of record of shares of Seller Common Stock (excluding any treasury shares, shares held by the Company, any Company Subsidiary or Merger Sub and Dissenting Shares) shall be entitled to elect to receive (A) Cash Consideration for all such shares (a “Cash Election”), (B) Stock Consideration for all of such shares (a “Stock Election”) or (C) Cash Consideration for 55% of such shares and Stock Consideration for 45% of such shares (a “Combination Election”).  All such elections shall be made on a form designed for that purpose prepared by the Company and reasonably acceptable to Seller (a “Form of Election”).  Holders of record of shares of Seller Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Seller Common Stock held by each such Representative for a particular beneficial owner.

(d)  The Company and Seller shall mail the Form of Election to all persons who are holders of Seller Common Stock on the record date for the Seller Stockholders’ Meeting, together with the Proxy Statement/Prospectus (as defined in Section 2.11, below), and thereafter the Company and Seller shall each use its reasonable efforts to make the Form of Election available to all persons who become holders of Seller Common Stock subsequent to such day and no later than the close of business on the last business day prior to the date of the Seller Stockholders’ Meeting (the “Election Deadline”).  A Form of Election must be received by the Exchange Agent in the manner described below no later than by the Election Deadline in order to be effective.  All elections will be irrevocable after 5:00 p.m. local time in the city in which the principal office of the Exchange Agent is located, on the date of the Election Deadline.

(e)  Prior to the Effective Time, the Company shall designate a bank or trust company reasonably acceptable to Seller to act as exchange agent hereunder (the “Exchange Agent”) for the purpose of exchanging Seller Certificates and Seller Book-Entry Shares hereunder.  Elections shall be made by holders of Seller Common Stock by mailing or otherwise delivering to the Exchange Agent, in a manner acceptable to the Company, a Form of Election.  To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the certificates representing the shares of Seller Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered by the time set forth in such guarantee of delivery), or in the case of Seller Book Entry Shares, any additional documentation specified in the procedures set forth in the Form of Election.  The Company will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted and to disregard immaterial defects in Forms of Election.  The decision of the Company (or the Exchange Agent) in such matters shall be conclusive and binding.  Neither the Company nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election.

(f)  A holder of Seller Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline shall be deemed to have made a Stock Election.  If the Company or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the holder of shares of Seller Common Stock making such purported Cash Election or Stock Election shall for purposes hereof be deemed to have made a Stock Election.

(g)  All shares of Seller Common Stock which are subject to Cash Elections are referred to herein as “Cash Election Shares.”  All shares of Seller Common Stock which are subject to Stock Elections are referred to herein as “Stock Election Shares.”  Subject to Section 1.7(h)(ii), if, after the results of the Forms of Election are calculated, the number of shares of Seller Common Stock to be converted into shares of Company Common Stock exceeds the Stock Election Number, all holders of Stock Election Shares shall, on a pro rata basis, have a portion of such holder’s Stock Election Shares redesignated as Cash Election Shares.  The number of Stock Election Shares redesignated for each such holder shall equal such holder’s number of Stock Election Shares multiplied by the Cash Proration Factor.  “Cash Proration Factor” shall be equal to one (1) minus a fraction, the numerator of which is the difference of (x) the Stock Election Number and (y) 45% of the number of shares subject to a Combination Election and the denominator of which is the number of Stock Election Shares.  Holders who make Cash Elections or Combination Elections will not be subject to the redesignation procedures described in this Section 1.7(g).  The Company or the Exchange Agent shall make all computations contemplated by this Section 1.7 and all such computations shall be conclusive and binding on the holders of Seller Common Stock, absent manifest error.

(h)   (i) After the redesignation procedure set forth in Section 1.7(g) is completed, all Cash Election Shares and 55% of the shares of Seller Common Stock which are subject to Combination Elections shall be converted into the right to receive the Cash Consideration and all Stock Election Shares and 45% of the shares of Seller Common Stock which are subject to Combination Elections shall be converted into the right to receive the Stock Consideration.  Such certificates previously evidencing shares of Seller Common Stock shall be exchanged for (A) certificates evidencing the Stock Consideration, or (B) the Cash Consideration, multiplied in each case by the number of shares previously evidenced by the canceled certificate, upon the surrender of such certificates in accordance with the provisions of Section 1.8, without interest.  Notwithstanding the foregoing, however, no fractional shares of Company Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.8(e).

(ii)

If either the tax opinion referred to in Section 7.2(g) or the tax opinion referred to in Section 7.3(d) cannot be rendered because the counsel charged with providing such opinion reasonably determines that the Mergers taken together may not satisfy the continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code (the “Continuity of Interest Test”), then, notwithstanding anything to the contrary in this Agreement, the Company shall reduce the Cash Election Number and correspondingly increase the Stock Election Number to the minimum extent necessary to enable the relevant tax opinions to be rendered.  Solely for purposes of determining whether the Continuity of Interest Test has been satisfied, the value of a share of Company Common Stock shall be the average of the high and low trading price of a share of Company Common Stock as reported on the NASDAQ National Market System on the last trading day prior to the date of the Closing.  Using the Average Price, the Exchange Agent (after consultation with the Company and the counsels referenced in Section 7.2(g) and Section 7.3(d)) shall determine the number of Cash Election Shares which must be redesignated as Stock Election Shares in order to achieve the Cash Election Number, as modified by this Section 1.7(h)(ii).  All holders of Cash Election Shares shall, on a pro rata basis, have such number of their Cash Election Shares redesignated as Stock Election Shares so that the Cash Election Number and Stock Election Number, as modified by this Section 1.7(h)(ii), are achieved, assuming Dissenting Shares will be paid in cash at a rate of $3.75 per share.  If, after the redesignation of Cash Election Shares as Stock Election Shares in accordance with this Section 1.7(h)(ii), either the tax opinion referred to in Section 7.2(g) or the tax opinion referred to in Section 7.3(d) cannot be rendered because the counsel charged with providing such opinion reasonably determines that the Mergers taken together may not satisfy the Continuity of Interest Test, then, on a pro rata basis, a portion of the shares subject to each Combination Election that were to be exchanged for Cash Consideration shall instead be exchanged for Stock Consideration in accordance with the methodology set forth in this section 1.7(h)(ii), so that the Cash Election Number and the Stock Election Number, as modified by this Section 1.7(h)(ii), are achieved, assuming Dissenting Shares will be paid in cash at a rate of $3.75 per share.

(i)  Each share of Seller Common Stock held in the treasury of Seller and each share of Seller Common Stock owned by the Company, the Company Subsidiaries or Merger Sub immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(j)  All of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and shall be unaffected by the Mergers.  At the Effective Time, all shares of Seller Common Stock will no longer be outstanding and will automatically be canceled and retired, and each holder of a Seller Certificate or Seller Book-Entry Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration applicable thereto.

(k)  If, after determination of the Average Price and prior to the Effective Time, the Company shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Company Common Stock, the Exchange Rate shall be multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be the Exchange Rate, subject to further adjustment in accordance with this sentence.

(l)  At the Effective Time, by virtue of the Step One Merger and without any action on the part of the Company as the sole stockholder of Merger Sub, each issued and outstanding share of common stock, par value $.0001 per share, of Merger Sub (“Merger Sub Common Stock”) shall be converted into one share of common stock, par value $.0001 per share of the Interim Surviving Corporation.

(m)  Notwithstanding anything in this Agreement to the contrary, shares of Seller Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Mergers or consented thereto in writing and who has properly demanded appraisal for such Seller Common Stock in accordance with the requirements of Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the relevant Merger Consideration and the holders thereof shall be entitled to only such rights as are granted by the DGCL, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal, in which case such shares of Seller Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the relevant Merger Consideration, as set forth in this Section 1.7, without any interest thereon.  Seller shall give the Company prompt notice of any demands received by Seller for appraisal of shares of Seller Common Stock, withdrawals of such demands, and any other instruments or documents served pursuant to the DGCL and received by Seller, and Seller shall give the Company the opportunity to participate in all negotiations and proceedings with respect to such demands.  Except with the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned), Seller shall not make any payment with respect to, or offer to settle or settle, any such demands.  Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares under the provisions of Section 262 of the DGCL, will receive payment thereof from the Surviving Company and as of the Effective Time such shares of Seller Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist.

SECTION 1.8  Surrender of Certificates.

(a)  Exchange Agent.  As of the Effective Time, the Company shall deposit, or shall cause to be deposited, from time to time, with the Exchange Agent, for the benefit of the holders of Seller Common Stock, for exchange in accordance with this Article I, through the Exchange Agent, the Merger Consideration, together with any dividends or distributions with respect thereto, if any, to be issued pursuant to Section 1.7 in exchange for outstanding shares of Seller Common Stock (the “Exchange Fund”).

(b)  Surrender Procedures.  Promptly after the Effective Time, the Company shall cause to be mailed to each record holder, as of the Effective Time, of certificates representing outstanding shares of Seller Common Stock (“Seller Certificates”) or shares of Seller Common Stock represented by book-entry (“Seller Book-Entry Shares”) (other than such holders who properly made a Cash Election, Stock Election or Combination Election with respect to such Seller Certificates or Seller Book-Entry Shares in accordance with Section 1.7 and other than Dissenting Shares), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Seller Certificates shall pass, only upon proper delivery of the Seller Certificates to the Exchange Agent or, in the case of Seller Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal) and instructions for use in effecting the surrender of the Seller Certificates or, in the case of Seller Book-Entry Shares, the surrender of such shares for payment of the Merger Consideration therefor.  After the Effective Time, upon surrender in accordance with this Section 1.8(b) or in connection with a Form of Election delivered pursuant to Section 1.7(d), to the Exchange Agent of a Seller Certificate or Seller Book-Entry Shares, together with such letter of transmittal or a Form of Election pursuant to Section 1.7(d), duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the Exchange Agent shall promptly deliver to the holder of such Seller Certificate or Seller Book-Entry Shares in exchange therefor, the Merger Consideration to be received by the holder thereof pursuant to this Agreement.  The Exchange Agent shall accept such Seller Certificates or Seller Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  After the Effective Time, there shall be no further transfer on the records of Seller or its transfer agent of shares of Seller Common Stock and, if Seller Certificates or Seller Book-Entry Shares are presented to Seller for transfer, they shall be canceled against delivery of the applicable Merger Consideration.  If any Merger Consideration is to be issued in a name other than that in which the Seller Certificate surrendered for exchange is registered, it shall be a condition of such exchange that the Seller Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the person requesting such exchange shall pay to Seller or its transfer agent any transfer or other taxes required by reason of the issuance of the Merger Consideration in a name other than that of the registered holder of the Seller Certificate surrendered, or establish to the satisfaction of the Company that such tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 1.8(b), each Seller Certificate and each Seller Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration as contemplated by Section 1.7.

(c)  Dividends with Respect to Unexchanged Shares.  No dividends or other distributions with respect to shares of Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Seller Certificate or Seller Book-Entry Share with respect to the shares of Company Common Stock to be received in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8(e), in each case until the surrender of such Seller Certificate or Seller Book-Entry Share in accordance with this Article I.  Subject to the effect of applicable laws (including but not limited to applicable abandoned property, escheat or other similar laws), following surrender of any such Seller Certificate or Seller Book-Entry Share, there shall be paid to the holder of such Seller Certificate or Seller Book-Entry Share, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of fractional shares of Company Common Stock to which such holder is entitled pursuant to Section 1.8(e) and any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to whole shares of Company Common Stock to which such holder is entitled pursuant to this Agreement, and (ii) at the appropriate payment date, any dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

(d)  No Further Rights in the Shares.  The Merger Consideration paid upon the surrender for exchange of Seller Certificates or Seller Book-Entry Shares in accordance with the terms of this Article I (including any cash paid pursuant to Section 1.8(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Seller Common Stock so exchanged.

(e)  No Fractional Shares.  No new Seller Certificates representing fractional shares of Company Common Stock shall be issued in connection with the Mergers and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Seller after the Mergers.  Instead, each holder of shares of Seller Common Stock exchanged pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Company Common Stock (after taking into account all shares of Seller Common Stock delivered by such holder) shall receive a cash payment (without interest rounded up to the nearest whole cent) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price for a share of Company Common Stock as reported on the NASDAQ National Market System on the trading day immediately preceding the date of the Seller Stockholders’ Meeting.

(f)  Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the former stockholders of Seller for six (6) months after the Effective Time shall be delivered to the Company, upon demand, and any former stockholders of Seller who have not theretofore complied with this Article I shall thereafter look only to the Company and the Surviving Company to claim their Merger Consideration, without interest thereon, and subject to Section 1.8(h).

(g)  No Liability.  Neither the Company, the Surviving Company or the Exchange Agent shall be liable to any former holder of shares of Seller Common Stock for any such shares of Seller Common Stock (or dividends or distributions with respect thereto), Company Common Stock, or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

(h)  Withholding Rights.  The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of shares of Seller Common Stock such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law, and the Company shall timely pay over such withheld amounts to the appropriate taxing authority.  To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by the Company.

(i)  Lost, Stolen or Destroyed Certificate.  If any Seller Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Seller Certificate to be lost, stolen or destroyed and, if requested by the Surviving Company, the posting by such person of a bond, in such reasonable amount as the Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such Seller Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Seller Certificate, the Merger Consideration to be paid in respect of the shares of Seller Common Stock represented by such Seller Certificate.

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedule delivered by Seller to the Company prior to the execution of this Agreement (the “Seller Disclosure Letter”), which shall identify exceptions by specific section references (provided that any such exception shall also be applicable to any other section of this Article II with respect to which the relevance of such exception is reasonably apparent), Seller hereby represents and warrants to the Company that:

SECTION 2.1  Organization and Qualification; Subsidiaries.

(a)  Each of Seller and each subsidiary of Seller (a “Seller Subsidiary,” or collectively, the “Seller Subsidiaries”) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  Each of Seller and the Seller Subsidiaries has the requisite corporate power and authority and all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Seller Approvals”) necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the Securities and Exchange Commission (the “SEC”), and neither Seller nor any Seller Subsidiary has received any notice of proceedings relating to the revocation or modification of any Seller Approvals, except in each case where the revocations or modifications, the failure to be so organized, existing and in good standing or to have such power, authority and Seller Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 2.1(d), below) on Seller and Seller Subsidiaries, taken as a whole.

(b)  Seller and each Seller Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Seller and Seller Subsidiaries, taken as a whole.

(c)  A true and complete list as of the date of this Agreement of all of the Seller Subsidiaries, together with (i) Seller’s percentage ownership of each Seller Subsidiary and (ii) laws under which the Seller Subsidiary is incorporated or organized is set forth on Section 2.1(c) of the Seller Disclosure Letter.  Seller and/or one or more of the Seller Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock or other equity interests of each of the Seller Subsidiaries.  Seller does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

(d)  As used in this Agreement, the term “Material Adverse Effect” means, when used in connection with the Company, Merger Sub, the LLC or Seller, as the case may be, any change, violation, inaccuracy, circumstance or effect (any such item, an “Effect”) that (i) is materially adverse to the business, properties, assets, liabilities, capitalization, results of operations or financial condition of the Company, the Company Subsidiaries (as defined in Section 3.1(a), below), Merger Sub, and the LLC, taken as a whole, or Seller and Seller Subsidiaries, taken as a whole, respectively, or (ii) materially impairs the ability of the Company, Merger Sub, the LLC or Seller to consummate the transactions contemplated hereby; provided, however, that in no event shall any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity:  (A) any Effect resulting from compliance with the terms and conditions of this Agreement, (B) any Effect to the extent resulting from the announcement or pendency of the Mergers (including any (x) actions by customers or competitors, (y) loss of personnel or customers, or (z) the delay or cancellation of orders for services and products), (C) any decrease in such entity’s stock price or trading volume (but not excluding any Effect underlying such decrease to the extent such Effect would constitute a Material Adverse Effect), (D) any failure by such entity to meet revenue or earnings projections (but not excluding any underlying Effect causing such failure), (E) any Effect to the extent resulting from changes affecting any of the industries in which such entity operates generally or the United States economy generally, (F) any Effect to the extent resulting from changes affecting general worldwide economic or capital market conditions, (G) any Effect to the extent resulting from changes in Laws after the date hereof, (H) any Effect to the extent resulting from an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any acts of terrorism, or (I) any Effect to the extent resulting from changes to GAAP after the date hereof.

(e)  The minute books of Seller and each of the Seller Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since January 1, 2002, of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

SECTION 2.2  Certificate of Incorporation and By-Laws.  Seller has heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws, as amended or restated, of Seller (the “Seller Organizational Documents”) and the certificate of incorporation and the by-laws, or other organizational documents, as the case may be, of each Seller Subsidiary (the “Subsidiary Organizational Documents”).  The Seller Organizational Documents and the Subsidiary Organizational Documents are in full force and effect.  Neither Seller nor any Seller Subsidiary is in violation of any of the provisions of the Seller Organizational Documents or the Subsidiary Organizational Documents, respectively.

SECTION 2.3  Capitalization.  The authorized capital stock of Seller consists of 30,000,000 shares of Seller Common Stock and 5,000,000 shares of preferred stock (“Seller Preferred Stock”).  As of January 4, 2005, (i) 14,899,278 shares of Seller Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and not issued in violation of any preemptive right of any Seller stockholder, and no shares of Seller Preferred Stock were issued and outstanding, (ii) no shares of Seller Common Stock and no shares of Seller Preferred Stock were held in the treasury of Seller, and (iii) 915,087 shares of Seller Common Stock were subject to outstanding stock options issued pursuant to Seller’s Option Plans (as defined in Section 5.5, below) as of January 14, 2005.  Section 2.3 of the Seller Disclosure Letter sets forth, with respect to each Option (as defined in Section 2.25, below), except rights to purchase Seller Common Stock under the Seller’s 2003 Employee Stock Purchase Plan (the “ESPP”):  (i) the name of the holder of such Option; (ii) the total number of shares of Seller Common Stock that are subject to such Option and the number of shares of Seller Common Stock with respect to which such Option is exercisable (including by virtue of the transactions contemplated by this Agreement); (iii) the date on which such Option was granted and the term of such Option; (iv) the vesting schedule for such Option (or if such Option is immediately exercisable by virtue of the transactions contemplated by this Agreement, a notation to that effect set forth in Section 2.3 of the Seller Disclosure Letter or a comparable notation that is applicable to all the Options listed in Section 2.3 of the Seller Disclosure Letter set forth elsewhere in Section 2.3 of the Seller Disclosure Letter); (v) the exercise price per share of Seller Common Stock purchasable under such Option; and (vi) whether such Option has been designated an “incentive stock option” as defined in Section 422 of the Code.  Seller has delivered or made available to the Company accurate and complete copies of Seller’s Option Plans and each form of option agreement evidencing any Option.  All of the issued and outstanding shares of Seller Common Stock and Options have been issued in all material respects in compliance with all applicable federal and state securities laws or in accordance with exemptions therefrom.  There are no outstanding options, warrants or other rights, agreements, arrangements or commitments of any character to which Seller or any Seller Subsidiary is a party, including, without limitation, voting agreements or arrangements (except as contemplated by this Agreement or the Stockholders Voting Agreement), relating to the issued or unissued capital stock or other equity interests of Seller or any Seller Subsidiary or obligating Seller or any Seller Subsidiary to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, Seller or any Seller Subsidiary.  There are no obligations, contingent or otherwise, of Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or the capital stock or other equity interests of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Seller Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business and repurchase rights arising upon an individual’s termination of service with the Seller or any Seller Subsidiary.  Each of the outstanding shares of capital stock or other equity interests of each Seller Subsidiary are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of any Seller Subsidiary shareholder or other equity holder, and such shares or other equity interests owned by Seller or another Seller Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of Seller’s voting rights, charges or other encumbrances of any nature whatsoever.  Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which Seller is a party or by which it is bound with respect to any equity security of any class of Seller or with respect to any equity security, partnership interest or similar ownership interest of any class of any of the Seller Subsidiaries.

SECTION 2.4  Authority.  Seller has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (other than, with respect to the Mergers, the approval and adoption of this Agreement by Seller’s stockholders in accordance with the DGCL and the Seller Organizational Documents).  The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including, without limitation, Seller’s Board of Directors, and the Seller’s Board of Directors has directed that this Agreement and the consummation by Seller of the transactions contemplated hereby shall be submitted to a vote of Seller’s stockholders, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Mergers, the approval and adoption of this Agreement by Seller’s stockholders in accordance with the DGCL and the Seller Organizational Documents).  This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Seller and assuming due authorization, execution and delivery by the Company, Merger Sub and the LLC, enforceable against Seller in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

SECTION 2.5  No Conflict; Required Filings and Consents

(a)  The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement and the transactions contemplated hereby by Seller shall not, (i) conflict with or violate the Seller Organizational Documents or the Subsidiary Organizational Documents, (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) applicable to Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller or any Seller Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

(b)  The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement by Seller shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities or blue sky laws (“Blue Sky Laws”), the filing and recordation of appropriate merger or other documents as required by the DGCL, and prior notification filings with the Department of Justice under the Hart-Scott-Rodino Act (the “HSR Act”) and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Mergers or otherwise prevent Seller from performing its obligations under this Agreement, and would not have a Material Adverse Effect on Seller and Seller Subsidiaries, taken as a whole.

SECTION 2.6  Compliance; Permits.  Neither Seller nor any Seller Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Seller and Seller Subsidiaries, taken as a whole.

SECTION 2.7  Securities Reports; Financial Statements.

(a)  Seller and each Seller Subsidiary have filed all forms, reports and documents required to be filed with the SEC since February 6, 2004, and as of the date of this Agreement have delivered or made available to the Company (including pursuant to the SEC’s website), in the form filed with the SEC, (i) all Reports on Form 10-Q filed by Seller since February 6, 2004, (ii) all Reports on Form 8-K filed by Seller with the SEC since February 6, 2004, (iii) all other reports or registration statements filed by Seller with the SEC since February 6, 2004, (iv) the final registration statement on Form S-1 and the final prospectus filed with the SEC in connection with Seller’s initial public offering and (v) all amendments and supplements to all such reports and registration statements filed by Seller with the SEC since February 6, 2004 (collectively, the “Seller SEC Reports”).  The Seller SEC Reports, including all Seller SEC Reports filed after the date of this Agreement which shall include Seller’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and all proxy statements relating to Seller’s meetings of stockholders (whether annual or special) held after the date hereof, (i) were or will be prepared in accordance in all material respects with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Reports, including any Seller SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been or will be prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or required by reason of a concurrent change to GAAP) and each fairly presents in all material respects the consolidated financial position of Seller and Seller Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate.  Seller has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date requiring disclosure pursuant to Item 304 of Regulation S-K promulgated by the SEC.  To Seller’s knowledge, Seller’s auditors will deliver to Seller an unqualified audit opinion with respect to Seller’s financial statements as of and for the year ended December 31, 2004.

(c)  Seller, and to the knowledge of Seller, each of its officers and directors are in compliance with and have complied in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and any related rules and regulations promulgated by the SEC thereunder and (B) the applicable listing and corporate governance rules and regulations of NASDAQ.  With respect to each Report on  Form 10-Q and each amendment of any such report filed by Seller with the SEC since February 6, 2004, the Chief Executive Officer and Chief Financial Officer of Seller have made all certifications required by Sarbanes-Oxley and the rules and regulations promulgated thereunder at the time of such filing, and to Seller’s knowledge, the statements contained in each such certification were true and correct when made.  Further, Seller has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to Seller and the subsidiaries required to be disclosed by Seller in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to Seller’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of Seller required by Section 302 of Sarbanes-Oxley with respect to such reports.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley.  Based on the most recent evaluation by Seller’s Chief Executive Officer and Chief Financial Officer, there are no “significant deficiencies” in the design or operation of Seller’s internal controls and procedures which could adversely affect Seller’ ability to record, process, summarize and report financial data or any “material weaknesses” in Seller’s internal controls.  For purposes of this Agreement, a “significant deficiency” in controls means a control deficiency that adversely affects an entity’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with GAAP.  A “significant deficiency” may be a single deficiency or a combination of deficiencies that results in more than a remote likelihood that a misstatement of the annual or interim financial statements that is more than inconsequential will not be prevented or detected.  For purposes of this Agreement, a “material weakness” in controls means a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

(d)  Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet as of September 30, 2004, (ii) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2004, and (iii) as set forth in Section 2.7(d) of the Seller Disclosure Letter, neither Seller nor any Seller Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise due or to become due), required to be disclosed on a balance sheet prepared in accordance with GAAP, that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

(e)  Seller has not been notified by its independent registered public accounting firm or by the staff of the SEC that such accounting firm or the staff of the SEC, as the case may be, are of the view that any financial statement included in any registration statement filed by Seller under the Securities Act or any periodic or current report filed by Seller under the Exchange Act should be restated, or that Seller should modify its accounting in future periods in a manner that would have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

(f)  Since January 1, 2004, neither Seller nor the Seller Subsidiaries nor, to Seller’s knowledge, any director, officer, employee, auditor, accountant or representative of Seller or the Seller Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or the Seller Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Seller or the Seller Subsidiaries has engaged in questionable accounting or auditing practices.  To Seller’s knowledge, no attorney representing Seller or the Seller Subsidiaries, whether or not employed by Seller or the Seller Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Seller or any of its officers, directors, employees or agents to the Board of Directors of Seller or any committee thereof or to any director or officer of Seller.  Since January 1, 2004, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Board of Directors of Seller or any committee thereof.

SECTION 2.8  Absence of Certain Changes or Events.

(a)  Except as disclosed in the Seller SEC Reports filed prior to and including the date of this Agreement, since September 30, 2004 to the date of this Agreement, Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, except as disclosed in the Seller SEC Reports filed prior to and including the date of this Agreement, since September 30, 2004 to the date of this Agreement, there has not been (i) any change in the financial condition, results of operations or business of Seller and any of the Seller Subsidiaries having a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Seller or any of the Seller Subsidiaries having a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, (iii) any change by Seller in its accounting methods, principles or practices, except for any change required by reason of a concurrent change to GAAP or Regulation S-X promulgated by the SEC, (iv) any revaluation by Seller of any of its assets in any material respect, (v) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Seller Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Seller Subsidiary, except pursuant to Seller repurchase rights arising upon an individual’s termination of service with Seller or any Seller Subsidiary, (vi) any increase in the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of January 1, 2004, grant of any severance or termination pay, the entry into of any contract to make or grant any severance or termination pay, or the payment of any bonus, except in the ordinary course and in a manner consistent with past practices or pursuant to agreements outstanding on such date, (vii) any strike, work stoppage or slow-down, (viii) the execution of any collective bargaining agreement, contract or other agreement or understanding, to which Seller is a party, with a labor union or organization, or (ix) to the knowledge of Seller, any union organizing activities.

(b)  To Seller’s knowledge, no third party has used, without permission, the corporate name, the trademarks, tradenames, service marks, logos, symbols or similar intellectual property of Seller or any Seller Subsidiary in connection with the marketing, advertising, promotion or sale of such third party’s products or services.  Neither Seller nor any Seller Subsidiary is a party to any joint marketing or other affinity marketing program with a third party.

SECTION 2.9  Absence of Litigation.

(a)  Neither Seller nor any of the Seller Subsidiaries is a party to any, and there are no pending or, to Seller’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Seller or any of the Seller Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

(b)  There is no injunction, order, judgment, decree or regulatory restriction imposed upon Seller, any of the Seller Subsidiaries or the assets of Seller or any of the Seller Subsidiaries which has had a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

SECTION 2.10  Employee Benefit Plans

(a)  Current Plans.  Section 2.10(a) of the Seller Disclosure Letter lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which Seller or any Seller Subsidiary has any obligation (each, a “Plan,” and collectively, the “Plans”).  Seller has furnished or made available to the Company a complete and accurate copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three most recently filed IRS Forms 5500 and related schedules, (iv) the most recently issued IRS determination letter for each such Plan and the materials submitted to obtain that letter, and (v) the three most recently prepared actuarial and financial statements with respect to each such Plan.

(b)  Absence of Certain Types of Plans.  No member of Seller’s “controlled group,” within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA (“Title IV Plan”).  No Title IV Plan is a “multiemployer pension plan” as defined in Section 3(37) of ERISA.  None of the Plans obligates Seller or any of the Seller Subsidiaries to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a “change in control,” within the meaning of such term under Section 280G of the Code.  Except as required by COBRA or a similar statute, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of Seller or any of the Seller Subsidiaries.  Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

(c)  Compliance with Applicable Law.  Each Plan has been operated in all respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Plans and all Plan “fiduciaries” (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.  Seller and the Seller Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and Seller and the Seller Subsidiaries have no knowledge of any default or violation by any party to, any Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.  No legal action, suit or claim is pending or, to the knowledge of Seller or the Seller Subsidiaries, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and to the knowledge of Seller or the Seller Subsidiaries, no fact or event exists that could give rise to any such action, suit or claim.  Neither Seller nor any Seller Subsidiary has incurred any material liability under Section 302 of ERISA or Section 412 of the Code that has not been satisfied in full and no condition exists that presents a material risk of incurring any such liability.

(d)  Qualification of Certain Plans.  Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and Seller is not aware of any fact or event that could adversely affect the qualified status of any such Plan.  No trust maintained or contributed to by Seller or any of the Seller Subsidiaries is intended to be qualified as a voluntary employees’ beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

(e)  Absence of Certain Liabilities and Events.  Except for matters disclosed in Section 2.10(e) of the Seller Disclosure Letter, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan.  Seller and each of the Seller Subsidiaries has not incurred any liability for any excise tax arising under Sections 4971 through 4980G of the Code that would individually or in the aggregate have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, and, to the knowledge of Seller or the Seller Subsidiaries, no fact or event exists that could give rise to any such liability.

(f)  Plan Contributions.  All contributions, premiums or payments required to be made with respect to any Plan have been made or properly accrued on or before their due dates.

(g)  Employment Contracts.  Neither Seller nor any Seller Subsidiary is a party to employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of Seller or any of the Seller Subsidiaries.  Neither Seller nor any Seller Subsidiary is a party to any collective bargaining agreements.

(h)  Effect of Agreement.  The consummation of the transactions contemplated by this Agreement will not, either alone or in conjunction with another event, entitle any current or former employee of Seller or any Seller Subsidiary to severance pay, unemployment compensation or any other payment, including payments constituting “excess parachute payments” within the meaning of Section 280G of the Code, or accelerate the time of payment or vesting or increase the compensation due any such employee or former employee.

SECTION 2.11  Registration Statement; Proxy Statement/Prospectus.  The information supplied by Seller for inclusion in the Registration Statement (as defined in Section 3.10, below) shall not at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The information supplied by Seller for inclusion in the proxy statement/prospectus to be sent to the stockholders of Seller in connection with the meeting of Seller’s stockholders to consider the Mergers (the “Seller Stockholders’ Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders and at the time of the Seller Stockholders’ Meeting, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to Seller or any of its affiliates, officers or directors should be discovered by Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Seller shall promptly inform the Company.  The Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder.  Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information about, or supplied or omitted by, a person, other than Seller, the Seller Subsidiaries or any of its officers, directors and employees, which is contained in any of the foregoing documents.

SECTION 2.12  Title to Property.  Seller and each of the Seller Subsidiaries has good and valid title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole; and all leases pursuant to which Seller or any of the Seller Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which Seller or such Seller Subsidiary has not taken adequate steps to prevent such a default from occurring).  Substantially all of Seller’s and each of the Seller Subsidiaries’ buildings and equipment in regular use have been reasonably maintained and are in serviceable condition, reasonable wear and tear excepted.  Section 2.12 of the Seller Disclosure Letter sets forth the address of all real property owned by Seller or any Seller Subsidiary as of the date hereof and the address of all real property in which the Seller or any Seller Subsidiary holds a leasehold or subleasehold estate (including a description of the lease or sublease applicable thereto).

SECTION 2.13  Intellectual Property.

(a)  Section 2.13(a) of the Seller Disclosure Letter sets forth a complete and correct list of each of the following which is owned by Seller or a Seller Subsidiary: (i) each registered Seller Mark; (ii) each Seller Patent; and (iii) each registered Seller Copyright.  Seller or a Seller Subsidiary: (i) owns all right, title and interest in and to the Intellectual Property Rights, free and clear of all encumbrances; or (ii) is licensed to use, or otherwise possesses legally valid and enforceable rights to use, the Intellectual Property Rights that it does not so own.  Seller and the Seller Subsidiaries have made all necessary filings, recordations and payments to protect and maintain their interests in the Intellectual Property Rights owned by or licensed to Seller except where the failure to make such filings, recordations or payments would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.  To Seller’s knowledge (which knowledge qualifier shall apply to patents only), none of the products, services or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by Seller or any of the Seller Subsidiaries infringes any intellectual property rights of any person.

(b)  (i) all the Seller Patents are valid and subsisting; (ii) to Seller’s knowledge, none of the Seller Patents is being infringed; and (iii) to Seller’s knowledge, neither the validity nor the enforceability of any of the Seller Patents has been challenged in writing by any person.

(c)  (i) all the Seller Marks are valid and subsisting; (ii) to Seller’s knowledge, none of the Seller Marks is being infringed or diluted; and (iii) to Seller’s knowledge, none of the Seller Marks has been opposed or challenged in writing and no proceeding has been commenced or threatened that would seek to prevent the use by Seller or any of the Seller Subsidiaries of any Seller Mark.

(d)  (i) all the Seller Copyrights, whether or not registered, are valid and enforceable; (ii) to Seller’s knowledge, none of the Seller Copyrights is being infringed, or its validity challenged or threatened in writing; and (iii) no proceeding has been commenced or threatened in writing that would seek to prevent the use by Seller or any of its subsidiaries of the Seller Copyrights.

(e)  Seller and the Seller Subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of the Seller Secret Information.  To Seller’s knowledge, no Seller Secret Information has been misused or divulged without being subject to a nondisclosure agreement, or misappropriated for the benefit of any person (other than Seller or any of the Seller Subsidiaries) or otherwise misappropriated in a manner which would have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

(f)  No Intellectual Property Right is subject to any outstanding order, proceeding (other than pending proceedings pertaining to applications for patent or trademark or copyright registration) or stipulation that restricts in any manner the licensing thereof by Seller or any of the Seller Subsidiaries.

(g)  To Seller’s knowledge, none of its employees engaged in the development of software or in performing sales and marketing functions on behalf of Seller is obligated under any contract with any third party which would materially conflict with such employee’s rights to develop software or engage in such sales and marketing functions on behalf of Seller.

(h)  All employees, contractors, agents and consultants of Seller or any of the Seller Subsidiaries who are or were involved in the creation of Intellectual Property Rights owned by Seller have executed an assignment of inventions agreement to vest in Seller or any of the Seller Subsidiaries, as appropriate, exclusive ownership of such Intellectual Property Rights, except where the failure to have executed such an agreement will not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.  All employees, contractors, agents and consultants of Seller or the Seller Subsidiaries who have or have had access to Seller Secret Information owned by Seller have executed nondisclosure agreements to protect the confidentiality of such Seller Secret Information, except where the failure to have executed such an agreement will not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

(i)  Without limiting the generality of the foregoing, all the software that Seller or any of the Seller Subsidiaries licenses or otherwise makes available to customers, and all Intellectual Property Rights therein, were: (i) developed by employees of Seller or of a Seller Subsidiary within the scope of their employment and subject to their obligation to assign inventions and patents therein; or (ii) developed by independent contractors or consultants who assigned, in writing, all of their right, title and interest in and to that software to Seller; or (iii) otherwise acquired or licensed by Seller from a third party by an agreement or contract that is disclosed in Section 2.13(i) of the Seller Disclosure Letter.

(j)  All material contracts, licenses and agreements relating to the Intellectual Property Rights are in full force and effect.  The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements.  Seller and the Seller Subsidiaries are in material compliance with, and have not materially breached any term of any of such contracts, licenses and agreements and, to the knowledge of Seller and the Seller Subsidiaries, all other parties to such contracts, licenses and agreements are in compliance in all material respects with, and have not materially breached any term of, such contracts, licenses and agreements.  Following the Effective Time, the Surviving Company will be permitted to exercise all of Seller’s rights under such contracts, licenses and agreements to the same extent Seller would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Seller would otherwise be required to pay.

(k)  The following definitions apply for purposes of this Section 2.13:  “Intellectual Property Rights” means all intellectual property rights used by Seller and the Seller Subsidiaries in the conduct of their business, including, without limitation:  (i) all trademarks, service marks, trade names, Internet domain names, trade dress, and the goodwill associated therewith, and all registrations or applications for registration thereof (collectively, the “Seller Marks”); (ii) all patents, patent applications and continuations (collectively, the “Seller Patents”); (iii) all copyrights, database rights and moral rights in both published works and unpublished works, including all such rights in software, user and training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works, firmware and videos, whether registered or unregistered, and all registrations or applications for registration thereof (collectively, the “Seller Copyrights”); and (iv) trade secret and confidential information, including such rights in inventions (whether or not reduced to practice), know-how, customer lists, technical information, proprietary information, technologies, processes and formulae, software, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, the “Seller Secret Information”).  For purposes of this Section 2.13, “software” means any and all:  (i) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts, library functions, algorithms, architecture, structure, display screens and development tools, and other information, work product or tools used to design, plan, organize or develop any of the foregoing and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

SECTION 2.14  Contracts.  Section 2.14 of the Seller Disclosure Letter lists the following types of contracts and agreements to which Seller or the Seller Subsidiaries is a party as of the date of this Agreement (such contracts and agreements as are required to be set forth in Schedule 2.14 of the Seller Disclosure Letter being the “Material Contracts”):

(a)  each currently effective “material contract” (as such term is defined under Item 601(b)(10) of Regulation S-K promulgated by the SEC) with respect to Seller and the Seller Subsidiaries;

(b)  each contract and agreement, whether or not made in the ordinary course of business, that contemplates an exchange of consideration with a value of more than $100,000, in the aggregate, over any one year period;

(c)  all contracts and agreements evidencing indebtedness for borrowed money, except any such agreement with an aggregate outstanding principal amount not exceeding $50,000;

(d)  all joint venture, partnership, strategic alliance and business acquisition or divestiture agreements (and all letters of intent relating to any such pending transactions);

(e)  all agreements relating to issuances of securities of Seller or the Seller Subsidiaries (and all letters of intent relating to any such pending transactions), except for Options disclosed under Section 2.3 of the Seller Disclosure Letter;

(f)  all contracts and agreements with any governmental body to which Seller or any Seller Subsidiary is a party, other than contracts or agreements with schools or school districts entered into in the ordinary course of business and in a manner consistent with past practices;

(g)  all contracts, licenses and agreements relating to Intellectual Property Rights (other than shrink-wrap agreements or other agreements entered into in the ordinary course); and

(h)  all contracts and agreements that limit, or purport to limit, the ability of Seller or any Seller Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time.

Except as would not, individually or in the aggregate, prevent or materially delay consummation of the Merger and would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, (i) each Material Contract is a legal, valid and binding agreement against Seller and/or the Seller Subsidiaries and, to the knowledge of Seller, against the third party thereto; (ii) neither Seller nor any of the Seller Subsidiaries has received any written claim of default under or cancellation of any Material Contract and neither Seller nor any of the Seller Subsidiaries is in breach or violation of, or default under, any Material Contract; and (iii) to Seller’s knowledge, no other party is in breach or violation of, or default under, any Material Contract.  Seller has furnished or made available to the Company true and complete copies of all Material Contracts, including any amendments thereto.

SECTION 2.15  Customers and Suppliers.  Section 2.15 of the Seller Disclosure Letter sets forth a true and complete list of each customer of Seller and the Seller Subsidiaries which accounted for more than five percent of Seller’s consolidated revenues during the twelve month period ended December 31, 2004.  None of the Seller’s customers listed in Section 2.15 of the Seller’s Disclosure Schedule and no material supplier of Seller and the Seller Subsidiaries, (i) has cancelled or otherwise terminated any contract with Seller or the Seller Subsidiaries prior to the expiration of the contract term, or (ii) has returned, or threatened in writing to return, a substantial amount of any of the products, equipment, goods and services purchased from Seller or the Seller Subsidiaries.

SECTION 2.16  Environmental Matters.  Seller represents and warrants that to Seller’s knowledge:  (i) each of Seller, the Seller Subsidiaries, properties owned or operated by Seller or the Seller Subsidiaries and the Participation Facilities (as hereinafter defined) are and have been in compliance with all applicable federal, state and local laws including common law, rules, guidance, regulations and ordinances and with all applicable decrees, orders, judgments, and contractual obligations relating to the environment, health, safety, natural resources, wildlife or “Hazardous Materials” which are hereinafter defined as chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum or other regulated substances or materials which are hazardous, toxic or otherwise harmful to health, safety, natural resources, or the environment (“Environmental Laws”), except for violations which, either individually or in the aggregate, would not have a Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole; (ii) during and prior to the period of (a) Seller’s or any of the Seller Subsidiaries’ ownership or operation of any of their respective current properties or (b) Seller’s or any of the Seller Subsidiaries’ participation in the management of any Participation Facility, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property, except where such release, generation, treatment, storage, transportation, or disposal would not have, either individually or in the aggregate, a Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole; (iii) except as would not have, either individually or in the aggregate, a Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole, there is no asbestos or any material amount of ureaformaldehyde materials in or on any property owned or operated by Seller or the Seller Subsidiaries or any Participation Facility and no electrical transformers or capacitors, other than those owned by public utility companies, on any such properties contain any PCB’s; (iv) except as would not have, either individually or in the aggregate, a Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole, there are no underground or aboveground storage tanks and there have never been any underground or aboveground storage tanks located on, in or under any properties currently or formerly owned or operated by Seller or any of the Seller Subsidiaries or any Participation Facility; (v) neither Seller nor the Seller Subsidiaries have received any notice from any governmental agency or third party notifying Seller or the Seller Subsidiaries of any Environmental Claim; and (vi) except as would not have, either individually or in the aggregate, a Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole, there are no circumstances with respect to any properties currently owned or operated by Seller or any of the Seller Subsidiaries or any Participation Facility that could reasonably be anticipated (a) to form the basis for an Environmental Claim against Seller or the Seller Subsidiaries or any properties currently or formerly owned or operated by Seller or any of the Seller Subsidiaries or any Participation Facility or (b) to cause any properties currently owned or operated by the Seller or any of the Seller Subsidiaries or any Participation Facility to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law or require notification to or consent of any Governmental Authority or third party pursuant to any Environmental Law.

SECTION 2.17  Absence of Agreements.  Neither Seller nor any Seller Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of Seller or of any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Seller or any Seller Subsidiary may carry on its business (other than as may be required by Law or applicable regulatory authorities)), nor has Seller been advised that any federal, state, or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

SECTION 2.18  Taxes.  Seller and the Seller Subsidiaries have timely filed all material Tax Returns (as defined below) required to be filed by them.  All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws and regulations.  All Taxes (as defined below) due and owing by Seller or any of the Seller Subsidiaries (whether or not shown on any Tax Return) have been paid, except any such Taxes with respect to which Seller has established adequate reserves in accordance with GAAP.  For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the “IRS”) or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.  For purposes of this Section 2.18, references to Seller and the Seller Subsidiaries include former subsidiaries of Seller for the periods during which any such entities were owned, directly or indirectly, by Seller.  Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes.  Neither Seller nor any of the Seller Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where Seller or the Seller Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) written request for information related to Tax matters, or (iii) written notice of any deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Seller or any of the Seller Subsidiaries in each case relating to a Tax matter that is currently outstanding or unresolved.  Neither Seller nor any of the Seller Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.  Except for statutory liens for current Taxes not yet due, there are no material tax liens on any assets of Seller or any of the Seller Subsidiaries.  Neither Seller nor any of the Seller Subsidiaries has received a ruling or entered into an agreement with the IRS or any other taxing authority that would have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, after the Effective Time.  No tax indemnities given by Seller or the Seller Subsidiaries in connection with a sale of stock or assets remain in effect.  Seller and each of the Seller Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.  Neither Seller nor any of the Seller Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax Law) and (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax Law).  Neither Seller nor any of the Seller Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.  Seller and each of the Seller Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.  Neither Seller nor any of the Seller Subsidiaries is a party to or bound by any Tax allocation or sharing agreement.  Neither Seller nor any of the Seller Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller) or (B) has any liability for the Taxes of any person (other than Seller or any of the Seller Subsidiaries) under Regulation Section 1.1502-6 of the Code (or any similar provision of state, local, or foreign Tax Law), as a transferee or successor, by contract, or otherwise.  The unpaid Taxes of Seller and the Seller Subsidiaries (A) did not, as of the most recent fiscal quarter end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet for such period and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of Seller and the Seller Subsidiaries in filing their Tax Returns.  Since the most recent fiscal quarter end, neither Seller nor any of the Seller Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.  Neither Seller nor any of the Seller Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any:  (A) change in method of accounting for a taxable period ending on or prior to the Effective Time; (B) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Effective Time; (C) intercompany transactions or any excess loss account described in Section 1502 of the Code and the regulations promulgated thereunder (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Effective Time; or (E) prepaid amount received on or prior to the Effective Time.

SECTION 2.19  Insurance.  Section 2.19 of the Seller Disclosure Letter lists all material policies of insurance of Seller and the Seller Subsidiaries currently in effect.  Neither Seller nor any of the Seller Subsidiaries has any liability for unpaid premiums or premium adjustments not properly reflected on Seller’s financial statements for the fiscal quarter ended September 30, 2004.

SECTION 2.20  Brokers.  No broker, finder or investment banker (other than Jefferies & Company, Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.  Prior to the date of this Agreement, Seller has furnished to the Company a complete and correct copy of all agreements between Seller and Jefferies & Company, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

SECTION 2.21  Tax Matters.  Neither Seller nor, to Seller’s knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Mergers taken together from qualifying as a reorganization under Section 368(a) of the Code.

SECTION 2.22  Material Adverse Effect.  Since September 30, 2004, there has been no Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole.

SECTION 2.23  Opinion of Financial Advisor.  Seller has received the written opinion of Jefferies & Company, Inc. on the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received in the Mergers by Seller’s stockholders is fair to Seller’s stockholders from a financial point of view, and Seller will as promptly as practical, after the date of this Agreement, deliver a copy of such opinion to the Company.

SECTION 2.24  Vote Required.  The affirmative vote of a majority of the votes that holders of the outstanding shares of Seller Common Stock are entitled to cast is the only vote of the holders of any class or series of Seller capital stock necessary to approve this Agreement and the transactions contemplated hereby.

SECTION 2.25  Option Plans; ESPP.  The termination of the Option Plans (as defined in Section 5.5, below), each outstanding option issued pursuant to the Option Plans (each, an “Option”) and the ESPP by Seller are permitted by and consistent with the terms of the Option Plans, the agreements under which the Options were issued, the ESPP and applicable Law.

SECTION 2.26  Board Approval.  As of the date of this Agreement, the Board of Directors of Seller has approved this Agreement and declared the advisability of this Agreement and the Mergers and recommended that the stockholders of Seller approve and adopt this Agreement and approve the Mergers.  The Board of Directors of Seller has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined therein) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement.  No other “business combination,” “control share acquisition,” “fair price” or other anti-takeover Laws or regulations enacted under state or federal Laws in the United States apply to the Mergers, this Agreement or any of the transactions contemplated hereby.

SECTION 2.27  Related Party Transactions.  Since the date Seller’s Rule 424(b)(4) prospectus was filed with the SEC on February 6, 2004, no event has occurred that would be required to be reported under Item 404 of Regulation S-K promulgated by the SEC.

SECTION 2.28  Product Liability; Warranties.

(a)  No claim for product liability has been asserted against Seller or any Seller Subsidiary and no event has occurred which might give rise to the assertion of any such claim, except for any such claims that would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.  There is no deficiency or inadequacy in the manufacture, design or formulation of any of Seller’s products which may result in any such claim.  All products sold by Seller and the Seller Subsidiaries have been manufactured in compliance in all material respects with applicable manufacturing and quality control procedures.

(b)  All products and services manufactured, sold and/or licensed by Seller and the Seller Subsidiaries (and the delivery thereof) have been in conformity in all material respects with applicable contractual commitments and expressed or implied warranties, and no liability for any warranty claims exists for the repair or replacement thereof or otherwise, except for any such claims that would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.  All product labeling of Seller and the Seller Subsidiaries is in conformity in all material respects with applicable Laws.

SECTION 2.29  Labor and Employment Matters.

(a)  Seller and each Seller Subsidiary are in compliance with all applicable Laws relating to labor and employment, including but not limited to those relating to wages, hours, collective bargaining, unemployment compensation, workers’ compensation, equal employment opportunity, age and disability discrimination, immigration, employee classification, and payment and withholding of Taxes, except for any failures that would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

(b)  Neither Seller nor any Seller Subsidiary has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other labor agreement with any union or labor organization, and there has not been any activity or proceeding of any labor organization or employee group to organize any employees of Seller or any Seller Subsidiary.  There are no (i) unfair labor practice charges or complaints against Seller or any Seller Subsidiary pending before, or to Seller’s knowledge, threatened by, the National Labor Relations Board or any other government agency or court in any jurisdiction; or (ii) labor strikes, slowdowns or stoppages pending or, to Seller’s knowledge, threatened against or affecting Seller or Seller Subsidiaries.  Seller has no knowledge that Seller’s relations with its employees and those of the Seller Subsidiaries are other than satisfactory, and to Seller’s knowledge, no key employee of Seller intends to terminate employment with Seller.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY, MERGER SUB AND THE LLC

Except as set forth in the disclosure schedule delivered by the Company to Seller prior to the execution of this Agreement (the “Company Disclosure Schedule”), which shall identify exceptions by specific Section references (provided that any such exception shall also be applicable to any other section of this Article III with respect to which the relevance of such exception is reasonably apparent), the Company, Merger Sub and the LLC hereby represent and warrant to Seller that:

SECTION 3.1  Organization and Qualification; Subsidiaries.

(a)  Each of the Company, each subsidiary of the Company (a “Company Subsidiary,” or collectively, the “Company Subsidiaries”), Merger Sub and the LLC is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  Each of the Company, the Company Subsidiaries, Merger Sub and the LLC have the requisite corporate power and authority and all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Company Approvals”) necessary to own, lease and operate their respective properties and to carry on their respective business as now being conducted, including appropriate authorizations from the SEC, and neither the Company, any Company Subsidiary, Merger Sub nor the LLC has received any notice of proceedings relating to the revocation or modification of any Company Approvals, except in each case where the revocations or modifications, the failure to be so organized, existing and in good standing or to have such power, authority or Company Approvals would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company Subsidiaries, Merger Sub, and the LLC, taken as a whole.

(b)  Each of the Company, each Company Subsidiary, Merger Sub and the LLC is duly qualified or licensed as a foreign business entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company, the Company Subsidiaries, Merger Sub, and the LLC, taken as a whole.

(c)  A true and complete list of all of the Company Subsidiaries as of the date of this Agreement is set forth in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (“Exhibit 21.1”) previously delivered or made available to Seller (including pursuant to the SEC’s website), and with the exception of the creation of Merger Sub and the LLC, there are no other Company Subsidiaries other than those listed on Exhibit 21.1.  The Company and/or one or more of the Company Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries which is a “significant subsidiary” under Rule 12b-2 under the Exchange Act.  Except for the Company Subsidiaries set forth on said Exhibit 21.1, the Company does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business.

SECTION 3.2  Organizational Documents.  The Company has previously furnished or made available to Seller a complete and correct copy of the articles of incorporation and the by-laws, as amended or restated, of the Company (the “Company Organizational Documents”), a complete and correct copy of the certificate of incorporation and by-laws, as amended or restated, of Merger Sub (the “Merger Sub Organizational Documents”) and a complete and correct copy of the certificate of formation and the operating agreement, as amended or restated, of the LLC (the “LLC Organizational Documents”).  The Company Organizational Documents, the Merger Sub Organizational Documents and the LLC Organizational Documents are in full force and effect.  The Company, Merger Sub and the LLC are not in violation of any of the provisions of the Company Organizational Documents, the Merger Sub Organizational Documents or the LLC Organizational Documents, respectively.

SECTION 3.3  Capitalization.

(a)  The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock.  As of December 31, 2004, (i) 30,871,367 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, except pursuant to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as amended (the “WBCL”) (such section, including judicial interpretations thereof and Section 180.40(6), its predecessor statute, are referred to herein as “Section 180.0622(2)(b) of the WBCL”), and not issued in violation of any preemptive right of any Seller shareholder, and no shares of preferred stock are issued and outstanding and (ii) 3,865,280 shares of Company Common Stock and no shares of preferred stock are held in the treasury of the Company.  All of the issued and outstanding shares of Company Common Stock have been issued in compliance with all applicable federal and state securities laws or in accordance with exemptions therefrom.  Except as disclosed in the Company SEC Reports (as defined in Section 3.8(a), below) there are no outstanding options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Company Subsidiaries is a party, relating to the issued or unissued capital stock or other equity interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock or other equity interests of, or other equity interests in, the Company or any Company Subsidiary.  There are no obligations, contingent or otherwise, of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock or other equity interests of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business.

(b)  The shares of Company Common Stock to be issued pursuant to the Mergers will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL.

(c)  The authorized capital stock of Merger Sub consists solely of 3,000 shares of common stock, $0.0001 par value per share, all of which are issued and outstanding and are held directly by the Company.  All of the outstanding shares of Merger Sub’s common stock have been duly authorized and validly issued, and are fully paid and nonassessable.

SECTION 3.4  Authority.  Each of the Company, Merger Sub and the LLC has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company and the consummation by the Company, Merger Sub and the LLC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, Merger Sub and the LLC, including, without limitation, each of the respective Board of Directors of the Company and Merger Sub, and the manager of the LLC, and no other corporate proceedings on the part of the Company, Merger Sub or the LLC are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company, Merger Sub and the LLC and constitutes a valid and binding obligation of the Company, Merger Sub and the LLC and assuming the due authorization, execution and delivery by Seller, enforceable against the Company, Merger Sub and the LLC in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

SECTION 3.5  Ownership of Merger Sub; No Prior Activities.

(a)  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b)  All of the outstanding capital stock of Merger Sub is owned directly by the Company.

(c)  Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

SECTION 3.6  Ownership of the LLC; No Prior Activities.

(a)  The LLC was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

(b)  All of the outstanding membership interests of the LLC are owned directly by the Company.

(c)  Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, the LLC has not and will not have incurred, directly or indirectly, through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

SECTION 3.7  No Conflict; Required Filings and Consents.

(a)  The execution and delivery of this Agreement by the Company, Merger Sub and the LLC do not, and the performance of this Agreement by the Company, Merger Sub and the LLC shall not, (i) conflict with or violate the Company Organizational Documents, the articles of incorporation or by-laws or other organizational documents, as the case may be, of any Company Subsidiary, the Merger Sub Organizational Documents or the LLC Organizational Documents, (ii) conflict with or violate any Laws applicable to the Company, any Company Subsidiary, Merger Sub or the LLC or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company, any Company Subsidiary, Merger Sub or the LLC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company, any Company Subsidiary, Merger Sub or the LLC is a party or by which the Company, any Company Subsidiary, Merger Sub or the LLC or any of their respective properties is bound or affected, except in the case of clause (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company Subsidiaries, Merger Sub, and the LLC, taken as a whole.

(b)  The execution and delivery of this Agreement by the Company, Merger Sub and the LLC do not, and the performance of this Agreement by the Company, Merger Sub and the LLC shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the filing and recordation of appropriate merger or other documents as required by Delaware law, and prior notification filings with the Department of Justice under the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Mergers, or otherwise would not prevent or delay consummation of the Mergers, or otherwise prevent the Company, Merger Sub and the LLC from performing their obligations under this Agreement, and would not have a Material Adverse Effect on the Company, the Company Subsidiaries, Merger Sub, and the LLC, taken as a whole.

SECTION 3.8  Securities Reports; Financial Statements.

(a)  The Company has filed all forms, reports and documents required to be filed with the SEC since December 31, 2001, and as of the date of this Agreement has delivered or made available to Seller (including pursuant to the SEC’s website), in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 2001, 2002 and 2003, respectively, (ii) all proxy statements relating to the Company’s meetings of shareholders (whether annual or special) held since December 31, 2001, (iii) all Reports on Form 10-Q filed by the Company with the SEC since December 31, 2001, (iv) all Reports on Form 8-K filed by the Company with the SEC since December 31, 2001, (v) all other reports or registration statements filed by the Company with the SEC since December 31, 2001, and (vi) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since December 31, 2001 (collectively, the “Company SEC Reports”).  The Company SEC Reports, including all Company SEC Reports filed after the date of this Agreement, (i) were or will be prepared in accordance in all material respects with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including any Company SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or required by reason of a concurrent change to GAAP) and each fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate.  The Company has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date requiring public reporting, a report to the audit committee or which is otherwise material.

(c)  The Company, and to the knowledge of the Company, each of its officers and directors are in compliance with and have complied in all material respects with (A) the applicable provisions of Sarbanes-Oxley and any related rules and regulations promulgated by the SEC thereunder, and (B) the applicable listing and corporate governance rules and regulations of NASDAQ.  With respect to each Report on Form 10-K, each Report on Form 10-Q and each amendment of any such report filed by the Company with the SEC since August 29, 2002, the Chief Executive Officer and Chief Financial Officer of the Company have made all certifications required by Sarbanes-Oxley and the rules and regulations promulgated thereunder at the time of such filing, and to the Company’s knowledge the statements contained in each such certification were true and correct when made.  Further, the Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to the Company and the subsidiaries required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of the Company required by Section 302 of Sarbanes-Oxley with respect to such reports.  Based on the most recent evaluation by the Company’s Chief Executive Officer and Chief Financial Officer, there are no “significant deficiencies” in the design or operation of the Company’s internal controls and procedures which could adversely affect the Company’s ability to record, process, summarize and report financial data or any “material weaknesses” in the Company’s internal controls.  Further, the Company and the Company Subsidiaries have designed and maintain a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and Company Subsidiaries have implemented such programs and are taking such steps as are necessary to effect compliance (not later than the relevant statutory and regulatory deadline therefore) with all provisions of Section 404 of Sarbanes-Oxley and the rules and regulations implemented thereto and have not received, orally or in writing, any notification that its independent auditor (i) believes that the Company will not be able to complete its assessment before the reporting deadline, or, if completed, that it will not be completed in sufficient time for the independent auditor to complete its assessment or (ii) will not be able to issue unqualified attestation reports with respect thereto.

(d)  Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2004, and (ii) for the liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2004, neither Company nor any Company Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), required to be disclosed on a balance sheet prepared in accordance with GAAP that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

(e)  The Company has not been notified by its independent public accounting firm or by the staff of the SEC that such accounting firm or the staff of the SEC, as the case may be, are of the view that any financial statement included in any registration statement filed by the Company under the Securities Act or any periodic or current report filed by the Company under the Exchange Act should be restated, or that the Company should modify its accounting in future periods in a manner that would have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

(f)  Since January 1, 2004, neither the Company nor the Company Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or the Company Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or the Company Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or the Company Subsidiaries has engaged in questionable accounting or auditing practices.  To the Company’s knowledge, no attorney representing the Company or the Company or Subsidiaries, whether or not employed by the Company or the Company Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.  Since January 1, 2004, there have been no material internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Board of Directors of the Company or any committee thereof.

SECTION 3.9  Absence of Certain Changes or Events.  Except as disclosed in the Company SEC Reports filed prior to and including the date of this Agreement, since September 30, 2004 to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, except as disclosed in the Company’s SEC Reports filed prior to and including the date of this Agreement, since September 30, 2004 and to the date of this Agreement there has not been (i) any change in the financial condition, results of operations or business of the Company or any of the Company Subsidiaries having a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of the Company Subsidiaries having a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, (iii) any change by the Company in its accounting methods, principles or practices, except for any changes by reason of a concurrent change to GAAP or Regulation S-X promulgated by the SEC, (iv) any revaluation by the Company of any of its assets in any material respect, (v) any strike, work stoppage or slow-down, (vi) the execution of any collective bargaining agreement, contract or other agreement or understanding, to which the Company is a party, with a labor union or organization, or (vii) to the knowledge of the Company, any union organizing activities.

SECTION 3.10  Registration Statement; Proxy Statement/Prospectus.  The information supplied by the Company for inclusion or incorporation by reference in the registration statement of the Company (the “Registration Statement”) pursuant to which the shares of Company Common Stock to be issued in the Mergers will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders and at the time of the Seller’s Stockholders’ Meeting, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company will promptly inform Seller.  The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act (to the extent applicable) and the rules and regulations thereunder.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, Seller, any Seller Subsidiary or any advisor of Seller which is contained in any of the foregoing documents.

SECTION 3.11  Compliance; Permits.  Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

SECTION 3.12  Absence of Litigation.

(a)  Neither the Company nor any of the Company Subsidiaries is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of the Company Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company’s Subsidiaries, taken as a whole.

(b)  There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries which has had a Material Adverse Effect on the Company and the Company’s Subsidiaries, taken as a whole.

SECTION 3.13  Title to Property.  The Company and each of the Company Subsidiaries has good and valid title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole; and all leases pursuant to which the Company or any of the Company Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring).  Substantially all of the Company’s and each of the Company Subsidiaries’ buildings and equipment in regular use have been reasonably maintained and are in serviceable condition, reasonable wear and tear excepted.

SECTION 3.14  Environmental Matters.  The Company represents and warrants that to the Company’s knowledge:  (i) each of the Company, the Company Subsidiaries, properties owned or operated by the Company or the Company Subsidiaries and the Participation Facilities are and have been in compliance with all applicable Environmental Laws, except for violations which, either individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole; (ii) during and prior to the period of (a) the Company’s or any of the Company Subsidiaries’ ownership or operation of any of their respective current properties or (b) the Company’s or any of the Company Subsidiaries’ participation in the management of any Participation Facility, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property, except where such release, generation, treatment, storage, transportation, or disposal would not have, either individually or in the aggregate, a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole; (iii) except as would not have, either individually or in the aggregate, a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole, there is no asbestos or any material amount of ureaformaldehyde materials in or on any property owned or operated by the Company or the Company Subsidiaries or any Participation Facility and no electrical transformers or capacitors, other than those owned by public utility companies, on any such properties contain any PCB’s; (iv) except as would not have, either individually or in the aggregate, a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole, there are no underground or aboveground storage tanks and there have never been any underground or aboveground storage tanks located on, in or under any properties currently or formerly owned or operated by the Company or any of the Company Subsidiaries or any Participation Facility; (v) neither the Company nor the Company Subsidiaries have received any notice from any governmental agency or third party notifying the Company or the Company Subsidiaries of any Environmental Claim; and (vi) except as would not have, either individually or in the aggregate, a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole, there are no circumstances with respect to any properties currently owned or operated by the Company or any of the Company Subsidiaries or any Participation Facility that could reasonably be anticipated (a) to form the basis for an Environmental Claim against the Company or the Company Subsidiaries or any properties currently or formerly owned or operated by the Company or any of the Company Subsidiaries or any Participation Facility or (b) to cause any properties currently owned or operated by the Company or any of the Company Subsidiaries or any Participation Facility to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law or require notification to or consent of any Governmental Authority or third party pursuant to any Environmental Law.

SECTION 3.15  Intellectual Property.

(a)  The operation of the business of the Company and each Company Subsidiary as such business is currently conducted, including (i) the design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of the Company and each Company Subsidiary and (ii) the use of any product, device or process, to the Company’s knowledge, has not and does not infringe or misappropriate the Intellectual Property Rights of any third party or constitute unfair competition or unfair trade practices under the Laws of any jurisdiction.

(b)  Neither the Company nor any Company Subsidiary has, in the past three (3) years, received notice from any third party that the operation of the business of the Company or any Company Subsidiary or any act, product or service of the Company or any Company Subsidiary, infringes or misappropriates the Intellectual Property Rights of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

SECTION 3.16  Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

SECTION 3.17  Tax Matters.  Neither the Company nor, to the Company’s knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Mergers taken together from qualifying as a reorganization under Section 368(a) of the Code.

SECTION 3.18  Material Adverse Effect.  Since September 30, 2004, there has been no Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

SECTION 3.19  Financing.  The Company possesses and will possess sufficient cash funds and has and will have available to it adequate financial resources to pay all required cash amounts to Seller’s stockholders pursuant to this Agreement.

ARTICLE IV - COVENANTS OF SELLER

SECTION 4.1  Affirmative Covenants.  Seller hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained (which consent shall not be unreasonably withheld, delayed or conditioned) and except as otherwise contemplated herein, it will and it will cause each Seller Subsidiary to:

(a)  in all material respects operate its business only in the usual, regular and ordinary course consistent with past practices;

(b)  use reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

(c)  use reasonable efforts to maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

(d)  use reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it; provided, however, that Seller shall not purchase new insurance policies covering directors’ and officers’ liabilities other than as may be agreed to by these parties, as contemplated by Section 6.6(b) hereof;

(e)  perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business;

(f)  comply with and perform in all material respects all obligations and duties imposed upon it by all applicable Laws; and

(g)  not to take any action or fail to take any action which individually or in the aggregate can be expected to have a Material Adverse Effect on Seller and Seller Subsidiaries, taken as a whole.

SECTION 4.2  Negative Covenants.  Except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, Seller shall not do, or permit any Seller Subsidiary to do, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), any of the following:

(a)  (i)  except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between Seller or any Subsidiary of Seller and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice (which Seller shall provide the Company with notice of prior to Seller making any final determinations regarding and to which the Company must consent), and subject to the specific provisions of Annex A, or, except as required by applicable law, increase in any manner the base salary, bonus, incentive compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

(b)  declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for dividends by a Seller Subsidiary solely to Seller;

(c)  (i)  redeem, purchase or otherwise acquire any shares of its capital stock, other equity interests or any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interests, or any options, warrants, conversion or other rights to acquire any shares of its capital stock, other equity interests or any such securities or obligations except pursuant to Seller’s repurchase rights arising upon an individual’s termination of service with Seller or any Seller Subsidiary; (ii) subject to Section 4.3 hereof, merge with or into any other person, permit any other person to merge into it or consolidate with any other person, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock or other equity interests, of any person other than in the ordinary course of business and consistent with past practice; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

(d)  other than pursuant to any Option issued and outstanding as of the date hereof or pursuant to the ESPP as a result of an offering period that is ongoing as of the date hereof or pursuant to an employment offer outstanding on the date hereof under which Seller has offered to grant an Option to purchase 3,000 shares of Seller Common Stock to the offeree should he accept Seller’s offer of employment, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of capital stock or other equity interests of Seller or any Seller Subsidiary (including shares held in treasury) or any rights, warrants or options to acquire, any such shares or other equity interests;

(e)  propose or adopt any amendments to its certificate of incorporation or by-laws (or other comparable organizational documents), in any way adverse to the Company;

(f)  change any of its methods of accounting in effect at December 31, 2003 or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 2003, except as may be required by Law or GAAP, as concurred in by its registered public accounting firm and disclosed in writing to the Company;

(g)  change any material policies concerning the business or operations of Seller or any of the Seller Subsidiaries in a manner that is materially adverse to Seller, except as required by Law, including, without limitation:  (i) sell, assign, transfer, pledge, mortgage or otherwise encumber, or permit any encumbrances to exist with respect to, any of its assets with a value in excess of $100,000 individually, except in the ordinary course of business consistent with past practice; (ii) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice; (iii) enter into any agreement with respect to any acquisition of a material amount of assets or securities or any discharge, waiver, satisfaction, release or relinquishment of any material contract rights, liens, encumbrances, debt or claims, not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $100,000 individually; (iv) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $100,000 or in any manner which would restrict in any material respect the operations or business of Seller or any of the Seller Subsidiaries; (v) make any capital expenditure, except in the ordinary course and consistent with past practice and in no event in excess of $100,000 individually; or (vi) take any action or fail to take any action which individually or in the aggregate can be expected to have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole;

(h)  other than as may be agreed to by the parties regarding the renewal of Seller’s directors’ and officers’ liability insurance, as contemplated by Section 6.6(b) hereof, amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of any material rights of Seller or the Seller Subsidiaries thereunder;

(i)  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder, except for any such failure that would not have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole;

(j)  engage in any action with the intent to directly or indirectly impact any of the transactions contemplated by this Agreement in such a way that would reasonably be expected to have Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole; or

(k)  authorize, agree or commit, verbally or in writing, to do any of the foregoing.

SECTION 4.3  No Solicitation of Transactions.

(a)  Seller shall immediately cease and cause to be terminated any existing discussions or negotiations relating to a Competing Proposal (as defined below), other than with respect to the Mergers, with any parties conducted heretofore.  Seller will not, directly or indirectly, and will not authorize or knowingly permit any of its directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other advisors (collectively, “Advisors”) of Seller or any of the Seller Subsidiaries to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or knowingly take any other action or facilitate, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Competing Proposal, or enter into or maintain discussions or negotiate with any person in furtherance of or relating to such inquiries or to obtain a Competing Proposal, or agree to or endorse any Competing Proposal or authorize or permit any Advisor of Seller or any Seller Subsidiary to take any such action, and Seller shall promptly and in any event within one (1) business day of Seller’s knowledge notify the Company if any such inquiries or proposals are made regarding a Competing Proposal, and Seller shall provide the Company, as promptly as practicable, oral and written notice setting forth the terms of any material amendments to such proposals; provided, however, that prior to such time as the stockholders of Seller shall have adopted and approved this Agreement in accordance with the DGCL, nothing contained in this Agreement shall prohibit the Board of Directors of Seller from, in connection with a Competing Proposal that the Board of Directors of Seller in good faith, after consultation with its outside counsel and financial advisor, concludes is likely to result in, or constitutes, a Superior Competing Transaction (as defined below), furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide proposal to acquire Seller pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Seller, after consultation with its outside counsel, determines in good faith that failure to take such action would be reasonably likely to constitute failure of the Board of Directors of Seller to comply with its fiduciary duties to stockholders imposed by Delaware law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Seller provides written notice to the Company to the effect that is furnishing information to, or entering into discussions or negotiations with, such person, (C) prior to furnishing such information to such person, Seller receives from such person an executed confidentiality agreement, and (D) Seller keeps the Company informed, on a current basis, of the status and details of any such discussions or negotiations.  Nothing contained in this Agreement shall prohibit Seller or the Board of Directors of Seller from complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act.

(b)  For purposes of this Agreement, “Competing Proposal” shall mean any of the following involving Seller or any Seller Subsidiary: any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Seller and the Seller Subsidiaries taken as a whole, or 15% or more of any class of equity securities of Seller or any of the Seller Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more any class of equity securities of Seller or any of the Seller Subsidiaries, or any merger, consolidation, business combination, recapitalization, or similar transaction involving Seller or any of the Seller Subsidiaries, other than the transactions contemplated by this Agreement.

(c)  For purposes of this Agreement “Superior Competing Transaction” shall mean any of the following involving Seller or any Seller Subsidiary:  any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Seller Common Stock then outstanding or all or substantially all of the assets of Seller, and otherwise on terms which the Board of Directors of Seller determines in its good faith judgment (after consultation with its outside counsel and financial advisor) to be more favorable to its stockholders than the Mergers and for which financing, to the extent required, is then committed or which if not committed is, in the good faith judgment of its Board of Directors, reasonably capable of being obtained by such third party.

SECTION 4.4  Affiliates; Tax Treatment.  Within thirty (30) days after the date of this Agreement (a) Seller shall deliver to the Company a letter identifying all persons who are then “affiliates” of Seller, including, without limitation, all directors and executive officers of Seller, for purposes of Rule 145 promulgated under the Securities Act (each a “Seller Affiliate”) and (b) Seller shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws.  Seller shall use its commercially reasonable efforts to obtain from each person identified in such letter a written agreement, substantially in the form attached hereto as Exhibit 4.4.  Seller shall use its commercially reasonable efforts to obtain from any person who becomes an affiliate of Seller after Seller’s delivery of the letter referred to above, on or prior to the Effective Time, a written agreement, substantially in the form attached hereto as Exhibit 4.4 as soon as practicable after such person attains such status.  Seller shall use its commercially reasonable efforts to cause the Mergers taken together to qualify as a reorganization under Section 368(a) of the Code.

SECTION 4.5  Delivery of Stockholder List.  Seller shall arrange to have its transfer agent deliver to the Company or its designee upon request by the Company, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of Seller stockholders, their holdings of stock as of the latest practicable date, and such other stockholder information as the Company may reasonably request.

SECTION 4.6  Access and Information.  From the date hereof until the Effective Time, Seller will give the Company and its representatives, employees, counsel and accountants reasonable access to the properties, books and records of Seller and any other information relating to Seller that is reasonably requested by the Company for purpose of permitting the Company, among other things, to: (a) conduct its due diligence review, (b) review the financial statements of Seller, (c) verify the accuracy of the representations and warranties of Seller contained in this Agreement, (d) confirm compliance by Seller with the terms of this Agreement, and (e) prepare for the consummation of the transactions contemplated by the Agreement.  The parties hereto acknowledge and agree that any investigation by the Company pursuant to this Section 4.6 shall not unreasonably interfere with the business and operations of Seller.  The Company shall not, without the consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), contact any customers or key employees of Seller.  If the Mergers contemplated hereby are not consummated, the Company shall maintain in confidentiality all non-public and all proprietary information acquired from the other party in connection with its due diligence review.

SECTION 4.7  Confidentiality Letters.  Seller agrees that the confidentiality letters entered into between the Company and Seller dated as of December 28, 2004 (collectively, the “Confidentiality Letters”), shall remain in full force and effect and binding upon Seller and shall survive termination of this Agreement.

ARTICLE V - COVENANTS OF THE COMPANY, MERGER SUB AND THE LLC

SECTION 5.1  Affirmative Covenants.  Each of the Company, Merger Sub and the LLC hereby covenants and agrees with Seller that prior to the Effective Time, unless the prior written consent of Seller shall have been obtained (which consent shall not be unreasonably withheld, delayed or conditioned) and except as otherwise contemplated herein, it will:

(a)  maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as used in its financial statements applied on a consistent basis; and

(b)  conduct its business in a manner that does not violate any Law, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company, the Company Subsidiaries, Merger Sub, and the LLC, taken as a whole.

SECTION 5.2  Conduct of Business of the Company.

(a)  Ordinary Course.  During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, (except (i) as permitted by the terms of this Agreement, or (ii) to the extent that Seller shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed), carry on the business of the Company and the Company Subsidiaries in all material respects, in the ordinary course, consistent with past practice, and shall use their commercially reasonable efforts to preserve intact their business, organization and relationships with third parties and to keep available the services of their officers and employees;

(b)  Required Consent.  In addition, without limiting the generality of Section 5.2(a), except as permitted by the terms of this Agreement, without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following, and shall not permit any of the Company Subsidiaries to do any of the following:

(i)  amend its charter documents (or other similar governing instrument) in a manner that would reasonably be likely to adversely affect the Company Common Stock;

(ii)  solely in the case of the Company, pay or set a record date prior to the Effective Time relating to any extraordinary dividend or extraordinary distribution in respect of the Company Common Stock; provided, however, that nothing contained herein shall prohibit the Company from increasing the quarterly cash dividend on the Company Common Stock;

(iii)  knowingly take any action that would result in a failure to maintain trading of the Company’s Common Stock on the Nasdaq National Market;

(iv)  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder, except for any such failure that would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole;

(v)  acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other person or division or business unit thereof or any equity interest therein if such acquisition (A) would be deemed to be a significant acquisition as defined in Rule 11-01(b)(1) of Regulation S-X promulgated by the SEC, or (B) would create a substantial risk of delay in the termination or expiration of any waiting period applicable to the Mergers under the HSR Act, provided that the limitations contained in this clause (B) shall not apply to any transaction closing after the termination or expiration of any waiting period applicable to the Mergers under the HSR Act;

(vi)  solely in the case of the Company, redeem, purchase or otherwise acquire any shares of its capital stock, other equity interests or any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interests, or any options, warrants, conversion or other rights to acquire any shares of its capital stock, other equity interests or any such securities or obligations, except pursuant to repurchase rights arising upon an individual’s termination of service with the Company or any Company Subsidiary and except pursuant to redemptions of Company Common Stock under the Company’s stock repurchase program;

(vii)  engage in any action with the intent to directly or indirectly impact any of the transactions contemplated by this Agreement in such a way that would reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole; or

(viii)  authorize, agree or commit, verbally or in writing, to do any of the foregoing.

SECTION 5.3  NASDAQ Notification for Listing.  As required by NASDAQ, the Company shall use all reasonable efforts to file a NASDAQ Notification Form for Listing of Additional Shares and/or Change in the Number of Shares Outstanding, with respect to Company Common Stock to be issued in the Mergers prior to the Effective Time.

SECTION 5.4  Confidentiality Letters.  The Company agrees that the Confidentiality Letters entered into between the Company and Seller dated as of December 28, 2004, shall remain in full force and effect and binding upon the Company and shall survive termination of this Agreement.

SECTION 5.5  Option Plans; ESPP.  The Company shall not assume the ESPP, any option plan of Seller or any Seller Subsidiary, or any option agreement pursuant to which Seller or any Seller Subsidiary is a party (collectively, the “Option Plans”).  Seller shall take all necessary action to terminate the Option Plans, and all outstanding Options issued thereunder, and the ESPP on or prior to the Effective Time.

SECTION 5.6  Tax Treatment.  The Company shall use its commercially reasonable efforts to cause the Mergers taken together to qualify as a reorganization under Section 368(a) of the Code.

SECTION 5.7  Access and Information.  From the date hereof until the Effective Time, the Company will give Seller and its representatives, employees, counsel and accountants reasonable access to the properties, books and records of the Company and any other information relating to the Company that is reasonably requested by Seller for purpose of permitting Seller, among other things, to: (a) conduct its due diligence review, (b) review the financial statements of the Company, (c) verify the accuracy of the representations and warranties of the Company contained in this Agreement, (d) confirm compliance by the Company with the terms of this Agreement, and (e) prepare for the consummation of the transactions contemplated by the Agreement.  The parties hereto acknowledge and agree that any investigation by Seller pursuant to this Section 5.7 shall not unreasonably interfere with the business and operations of the Company.  Seller shall not, without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), contact any customers or key employees of the Company.  If the Mergers contemplated hereby are not consummated, Seller shall maintain in confidentiality all non-public and all proprietary information acquired from the other party in connection with its due diligence review.

SECTION 5.8  Cashless Exercise Program.  The Company will reasonably cooperate with Seller in implementing a cashless exercise program for holders of “in-the-money” Options under Seller’s Option Plans so that such holders may exercise their Options in exchange for their proportionate share of the Merger Consideration.

ARTICLE VI - ADDITIONAL AGREEMENTS

SECTION 6.1  Registration Statement; Proxy Statement/Prospectus.  As promptly as practicable after the execution of this Agreement, Seller and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and registration statement on Form S-4 promulgated under the Securities Act (or on such other form as shall be appropriate) relating to the approval of the Agreement and the Mergers by the stockholders of Seller and shall use reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.  The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Seller in favor of the Mergers; provided, however, the Board of Directors of Seller may, at any time prior to such time as the stockholders of Seller shall have adopted and approved this Agreement and the Mergers in accordance with the DGCL, withdraw, modify or change any such recommendation to the extent Board of Directors of Seller determines in good faith, after consultation with its outside counsel, that the failure to so withdraw, modify or change its recommendation would reasonably be likely to constitute a failure of its Board of Directors to comply with its fiduciary duties under Delaware Law.  Any withdrawal, modification or change of the recommendation in favor of the Mergers pursuant to this Section 6.1 shall be deemed by the parties not to change the approval of the Board of Directors of Seller for purposes of causing any business combination, control share acquisition, fair price or other anti-takeover law or regulation (including, without limitation, Section 203 of the DGCL) to be inapplicable to the Mergers and any such withdrawal, modification or change shall not affect Seller’s obligations in the first sentence of this Section 6.1, unless, in connection therewith, Seller terminates this Agreement in accordance with Section 8.1(g).  The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time.  If, at any time prior to the Effective Time, the Company or Seller shall obtain knowledge of any information pertaining to the Company or Seller, as applicable, that would require an amendment or supplement to the Registration Statement, the Company or Seller, as the case may be, shall so advise the other party in writing and shall promptly furnish the other party with all information as shall be required for such amendment or supplement.  Thereafter, the Company shall promptly take such action as shall be required to amend or supplement the Registration Statement; the Company shall not otherwise amend the Registration Statement without the consent of Seller (which shall not be unreasonably withheld, conditioned or delayed).

SECTION 6.2  Meeting of Seller’s Stockholders.  Seller shall promptly after the date of this Agreement take all action necessary in accordance with the DGCL and the Seller Organizational Documents to convene the Seller Stockholders’ Meeting.  Seller shall use its commercially reasonable efforts to solicit from stockholders of Seller proxies in favor of this Agreement and the Step One Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL to approve this Agreement and the Step One Merger, unless the Board of Directors of Seller shall have determined in good faith, after consultation with its outside counsel, that such actions would be reasonably likely to constitute failure of the Board of Directors of Seller to comply with its fiduciary duties to stockholders imposed by Delaware Law.

SECTION 6.3  Appropriate Action; Consents; Filings.

(a)  Seller and the Company shall use reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby, including, without limitation, the Mergers, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Mergers required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the applicable listing and corporate governance rules and regulations of NASDAQ, (C) the HSR Act and any other applicable antitrust laws and (D) any other applicable Law; provided that, the Company and Seller shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith, and (iv) defend against any lawsuit or other proceeding, whether brought by a Governmental Authority or other third party, seeking to challenge this Agreement or the transactions contemplated hereby, including by seeking to have lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.  Seller and the Company shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

(b)  Each of the Company and Seller shall keep the other reasonably informed of the status of their respective efforts to consummate the transactions contemplated hereby, including by (i) promptly notifying the other of, and if in writing, furnishing the other with copies of (or, in the case of material oral communications, advising the other orally of) any communications from or with any Governmental Authority (whether domestic, foreign or supranational) with respect to the transactions contemplated hereby, (ii) permitting the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Authority, (iii) not participating in any meeting with any such Governmental Authority unless it consults with the other in advance and to the extent permitted by such Governmental Authority gives the other the opportunity to attend and participate thereat, (iv) furnishing the other with copies of all correspondence, filings and communications between it and any such Governmental Authority with respect to this Agreement and the transactions contemplated hereby, and (v) furnishing the other with such necessary information and reasonable assistance as each of them may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Authority.  Each of the Company and Seller may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.3(b) as “outside counsel only” and, in such event, such material and the information contained therein shall be given only to the outside legal counsel of the recipient and shall not be disclosed by such counsel to non legal directors, officers, employees or other advisors or representatives of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

SECTION 6.4  Third Party Consents.  As soon as practicable following the date hereof, Seller will use all commercially reasonable efforts to obtain all Seller Approvals, including any consents, waivers and approvals under any of its or the Seller Subsidiaries’ respective agreements, contracts, licenses or leases, required to be obtained in connection with the consummation of the transactions contemplated hereby.

SECTION 6.5  Employee Benefit Matters.  Annex A hereto sets forth certain agreements with respect to Seller’s employee benefit matters.

SECTION 6.6  Directors’ and Officers’ Indemnification and Insurance.

(a)  From and after the Effective Time, the Company will, and will cause the Surviving Company to, fulfill and honor in all respects Seller’s obligations with respect to indemnification or exculpation provisions now existing in favor of any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee or agent (an “Indemnified Party”) of Seller or any Seller Subsidiary as provided in the Seller Organizational Documents, the Subsidiary Organizational Documents, indemnification agreements of Seller or the Seller Subsidiaries with an Indemnified Party or otherwise in effect as of the date of this Agreement with respect to claims related to matters occurring prior to the Effective Time.  Section 6.6(a) of the Seller Disclosure Letter contains a complete list of all indemnification agreements to which Seller is a party to on the date of this Agreement (the “Indemnification Agreements”).  Seller agrees not to amend or enter into new Indemnification Agreements from and after the date hereof, except to the extent such Indemnification Agreements between Seller and certain of Seller’s officers who will become officers of the Surviving Company as a result of the Mergers will be amended by Seller to apply only to claims related to matters occurring prior to the Effective Time.

(b)  Seller may purchase, before the Effective Time, a “tail” policy under Seller’s directors’ and officers’ insurance policy in effect immediately before the Effective Time which (i) has an effective term of six (6) years from the Effective Time, (ii) covers those persons who are  covered by Seller’s directors’ and officers’ insurance policy in effect  immediately prior to the Effective Time, (iii) contains terms and conditions (including coverage amounts) which are no less advantageous than those contained in the terms and conditions of Seller directors’ and officers’ insurance policies in effect immediately prior to the Effective Time, and (iv) has an aggregate premium of no more than $225,000 (the “Insurance Cap Amount”); provided, however, notwithstanding the foregoing, if such coverage is only available for more than the Insurance Cap Amount, the Seller shall be able to purchase a policy that provides as much comparable coverage that may be obtained for the Insurance Cap Amount.  The Company will, and will cause the Surviving Company to, assume such policy, and the Company agrees to use its best efforts to maintain in effect such “tail” policy for the duration of its term without amendment or cancellation.

(c)  The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their heirs and personal representatives and shall be binding on the Company and the Surviving Company and its successors and assigns.  In the event that the Company or the Surviving Company or its successor or assign (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successor and assign of Company or the Surviving Company, as the case may be, honor the obligations set forth with respect to the Company or the Surviving Company, as the case may be, in this Section 6.6.

SECTION 6.7  Section 16 Matters.  Prior to the Effective Time, Seller shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Seller’s Common Stock (including derivative securities with respect to Seller’s Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Seller to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.8  Public Announcements.  The Company and Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Mergers and shall not issue any such press release or make any such public statement prior to such consultation, except (i) as may be required by Law, including disclosures required under the federal securities laws, or NASDAQ regulations or listing requirements, in which case the Company and Seller shall consult with each other before making any such public statements to the extent reasonably practicable, and (ii) that each of the Company and Seller may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analysts conference calls, so long as such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the Company and Seller (or individually, if previously approved by the other party) and do not reveal non-public information regarding the other party.

SECTION 6.9  Expenses.

(a)  All Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne solely and entirely by the party incurring such expenses.

(b)  “Expenses” as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

(c)  Seller hereby agrees that, if this Agreement is terminated in accordance with Section 8.1(f) or Section 8.1(g), Seller shall promptly (and in any event within two days after such termination) pay the Company a fee of $2,500,000 by same day funds pursuant to electronic funds transfer.

(d)  Each of the Company and Seller acknowledges that the agreements contained in this Section 6.9 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither the Company nor Seller would enter into this Agreement.  Accordingly, if Seller fails to pay in a timely manner amounts due pursuant to Section 6.9(c), and, in order to obtain such payment, the Company makes a claim for such amounts that results in a judgment against Seller for the amounts described in Section 6.9(c), Seller shall pay to the Company its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts described in Section 6.9(c) (at the prime rate of Wells Fargo Bank, N.A. in effect on the date such payment was required to be made) from such date until the payment of such amount (together with such accrued interest).  Payment of the fees described in Section 6.9(c) shall not be in lieu of damages incurred in the event of a willful breach of this Agreement.

SECTION 6.10  Notices of Certain Events.  Each of the Company and Seller shall promptly notify the other of:

(a)  any notice or other communication from any person alleging that the consent of that person is or may be required in connection with the transactions contemplated by this Agreement;

(b)  any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(c)  any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Seller or any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement;

(d)  any inaccuracy of any representation or warranty of that party contained in this Agreement at any time during the term of this Agreement that would reasonably be expected to cause the condition set forth in Section 7.2(a) or Section 7.3(a), as applicable, not to be satisfied; and

(e)  any failure of that party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, which failure or to comply or satisfy such covenant, condition or agreement would reasonably be expected to cause the condition set forth in Section 7.2(b) or Section 7.3(b), as applicable, not to be satisfied;

provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving that notice.

ARTICLE VII - CONDITIONS OF MERGER

SECTION 7.1  Conditions to Obligation of Each Party to Effect the Mergers.  The respective obligations of each party to effect the Mergers shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)  Effectiveness of the Registration Statement.  The Registration Statement shall have been declared effective by the SEC under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of the Company or Seller, threatened by the SEC.  The Company shall have received all other federal or state securities permits and other authorizations necessary to issue Company Common Stock in exchange for Seller Common Stock and to consummate the Mergers.

(b)  Shareholder Approval.  This Agreement and the Mergers shall have been approved and adopted by the requisite vote of the stockholders of Seller.

(c)  HSR Matters.  Any applicable waiting periods, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

(d)  No Order.  No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

SECTION 7.2  Additional Conditions to Obligations of the Company, Merger Sub and the LLC.  The obligations of the Company, Merger Sub and the LLC to effect the Mergers are also subject to the following conditions:

(a)  Representations and Warranties.  Each of the representations and warranties of Seller contained in this Agreement, without giving effect to any update to the Seller Disclosure Letter or notice to the Company under Section 6.10 and except for Section 2.22 which is provided for in subsection (h), below, shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a Material Adverse Effect on Seller.  The Company shall have received a certificate signed on behalf of Seller by the Chief Executive Officer and the Chief Financial Officer of Seller to the foregoing effect.

(b)  Agreements and Covenants.  Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)  Option Plans; ESPP.  Seller shall have terminated all Option Plans, and all Options outstanding thereunder, and the ESPP.

(d)  Dissenting Shares.  Holders of no more than ten percent (10%) of the outstanding Seller Common Stock shall have delivered a notice or notices of intent to demand payment in accordance with Section 262 of the DGCL.

(e)  Consents Obtained.  All Seller Approvals required to be obtained, and all filings required to be made by Seller for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Seller, except for such Seller Approvals and filings the failure of which to obtain or make will not have a Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole.

(f)  No Challenge.  There shall not be pending any action, proceeding or investigation before any court or administrative agency or by a government agency or any other person (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any other transaction contemplated hereby, (ii) seeking material damages in connection with the Mergers or the conversion of Seller Common Stock into Company Common Stock pursuant to the Mergers or (iii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company, the Company Subsidiaries, Merger Sub or the LLC of all or any portion of the business or assets of Seller, which represent a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, or the Company, the Company Subsidiaries, Merger Sub and the LLC, taken as a whole.

(g)  Tax Opinion.  The Company shall have received an opinion of Godfrey & Kahn, S.C., independent counsel to the Company, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Mergers taken together will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, Godfrey & Kahn, S.C. may require and rely upon customary representations contained in certificates of officers of the Company, Merger Sub, the LLC and Seller.  If the opinion referred to in this Section 7.2(g) is not delivered, such condition shall be deemed to be satisfied if the Company shall have received an opinion to such effect from Wilson Sonsini Goodrich & Rosati, Professional Corporation, or another law firm selected by Seller and reasonably acceptable to the Company.  The Company will cooperate in obtaining such opinion, including, without limitation, making (and requesting from affiliates) appropriate representations with respect to relevant matters.

(h)  No Material Adverse Changes.  Since the date of the Agreement, except as to matters expressly disclosed on the Seller Disclosure Letter delivered by Seller to the Company prior to the execution of this Agreement, there has been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, that is continuing.  The Company shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of Seller to that effect.

SECTION 7.3  Additional Conditions to Obligations of Seller.  The obligation of Seller to effect the Mergers is also subject to the following conditions:

(a)  Representations and Warranties.  Each of the representations and warranties of the Company, Merger Sub and the LLC contained in this Agreement, without giving effect to any notice to Seller under Section 6.10 and except for Section 3.18 which is provided for in subsection (e), below, shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time, as though made on and as of the Effective Time; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a Material Adverse Effect on the Company, Merger Sub or the LLC.  Seller shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

(b)  Agreements and Covenants.  The Company, Merger Sub and the LLC shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)  Consents Obtained.  All Company Approvals required to be obtained, and all filings required to be made by the Company, Merger Sub and the LLC for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, Merger Sub and the LLC, except where the failure to obtain Company Approvals required to be obtained or any filings required to be made would not have a Material Adverse Effect on the Company, the Company Subsidiaries, Merger Sub, and the LLC, taken as a whole.

(d)  Tax Opinion.  Seller shall have received an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to Seller, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Mergers taken together will be treated as a reorganization within the meaning of Section 368(a) of the Code.

In rendering such opinion, Wilson Sonsini Goodrich & Rosati, Professional Corporation, may require and rely upon customary representations contained in certificates of officers of the Company, Merger Sub, the LLC and Seller.  If the opinion referred to in this Section 7.3(d) is not delivered, such condition shall be deemed to be satisfied if Seller shall have received an opinion to such effect from Godfrey & Kahn, S.C. or another law firm selected by the Company and reasonably acceptable to Seller.  Seller will cooperate in obtaining such opinion, including, without limitation, making (and requesting from affiliates) appropriate representations with respect to relevant matters.

(e)  No Material Adverse Changes.  Since the date of the Agreement, except to matters expressly disclosed on the Company Disclosure Schedule delivered by the Company to Seller prior to the execution of this Agreement, there has been no Material Adverse Effect on the Company, the Company Subsidiaries, Merger Sub, or the LLC, taken as a whole, that is continuing.  Seller shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to that effect.

(f)  NASDAQ Listing.  The shares of Company Common Stock to be issued at the Effective Time shall have been authorized for listing on NASDAQ subject to official notice of issuance.

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Mergers by the stockholders of Seller:

(a)  by mutual written consent of the Company and Seller by action taken or authorized by each of their respective Board of Directors;

(b)  by Seller, by written notice to the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Company, Merger Sub or the LLC set forth in this Agreement, or if any representation or warranty of the Company, Merger Sub or the LLC shall have become untrue or inaccurate, which untruths, inaccuracies or breach would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b); provided, that if such untruth or inaccuracy in the Company’s, Merger Sub’s or the LLC’s representations and warranties or breach by the Company, Merger Sub or the LLC is curable by the Company, Merger Sub or the LLC prior to August 1, 2005 (the “End Date”) through the exercise of reasonable efforts, then Seller may not terminate this Agreement under this Section 8.1(b) prior to such End Date, provided, the Company continues to exercise reasonable efforts to cure such untruthfulness, inaccuracy or breach through the End Date (it being understood that Seller may not terminate this Agreement pursuant to this subsection (b) if such untruthfulness, inaccuracy or breach by the Company, Merger Sub or the LLC is cured prior to the End Date);

(c)  by the Company, by written notice to Seller, upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue or inaccurate, which untruths, inaccuracies or breach would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b); provided, that if such untruth or inaccuracy in Seller’s representations and warranties or breach by Seller is curable by Seller prior to the End Date through the exercise of reasonable efforts, then the Company may not terminate this Agreement under this Section 8.1(c) prior to such End Date, provided, that Seller continues to exercise reasonable efforts to cure such untruthfulness, inaccuracy or breach through the End Date (it being understood that the Company may not terminate this Agreement pursuant to this subsection (c) if such untruthfulness, inaccuracy or breach by Seller is cured prior to the End Date);

(d)  by either the Company or Seller, if any permanent injunction preventing the consummation of the Mergers shall have become final and nonappealable;

(e)  by either the Company or Seller, if at the Seller Stockholders’ Meeting, this Agreement and the transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption by the Seller’s stockholders;

(f)  by the Company, if there shall exist a proposal for a Superior Competing Transaction with respect to Seller and the Board of Directors of Seller has withdrawn or modified in a manner adverse to the Company its approval and recommendation of this Agreement or its approval of the Mergers or any other transaction contemplated hereby or if the Board of Directors of Seller shall have approved or recommended such Superior Competing Transaction;

(g)  by Seller, if Seller receives a proposal for a Superior Competing Transaction; or

(h)  by either the Company or Seller, if the Mergers have not been consummated by noon Central Time on the End Date; provided, that the right to terminate this Agreement pursuant to this Section 8.1(h) shall not be available to any party if the failure to consummate the Mergers is the result of a breach of this Agreement by the party seeking to terminate this Agreement.

SECTION 8.2  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and all rights and obligations of any party hereto shall cease except:  (i) as set forth in Section 9.1 of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement or shall restrict either party’s rights in the case thereof.

SECTION 8.3  Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Mergers by the stockholders of Seller, no amendment may made which would reduce the amount or change the type of consideration into which each share of Seller Common Stock shall be converted pursuant to this Agreement upon consummation of the Mergers.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.4  Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent other failure.

ARTICLE IX - GENERAL PROVISIONS

SECTION 9.1  Non-Survival of Representations, Warranties and Agreements.  The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I and Section 6.6 and Section 6.8 shall survive the Effective Time indefinitely and those set forth in Section 4.7, Section 5.4, Section 6.9, Section 8.2 and Article IX hereof shall survive termination indefinitely.

SECTION 9.2  Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or telecopied (with confirmation) to the parties at the following addresses or telecopy numbers, as the case may be (or at such other address or telecopy number for a party as shall be specified by like changes of address or telecopy number):

(a)

If to the Company, Merger Sub or the LLC:

Renaissance Learning, Inc.

2911 Peach Street

P.O. Box 8036

Wisconsin Rapids, Wisconsin  54495-8036

Attention:  John R. Hickey

Facsimile:  (715) 424-3414

With a mandated copy to:

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin  53202-3590

Attention:  Pamela M. Krill

Facsimile:  (608) 257-0609

(b)

If to Seller:

AlphaSmart, Inc.

973 University Avenue

Los Gatos, California  95032

Attention:  Ketan D. Kothari

Facsimile:  (408) 355-1055

With a mandated copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, California  94304

Attention:  Robert G. Day and Steve L. Camahort

Facsimile:  (650) 493-6811

All such notices and other communications shall be deemed received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or facsimile, (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by an internationally recognized courier service, or (iv) within five (5) business days if delivered by first class United States mail, but only in each case if receipt occurs on that day before 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

SECTION 9.3  Certain Definitions.  For purposes of this Agreement, the term:

(a)  “affiliate” or “affiliates” means a person or persons that directly or indirectly, through one or more intermediaries, control, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which any person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

(b)  “business day” means any day except a Saturday, Sunday or other day on which commercial banking institutions in the State of Wisconsin are required or authorized by law or executive order to be closed;

(c)  “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

(d)  “Environmental Claims” shall mean any and all administrative, regulatory, judicial or private actions, suits, demands, demand letters, notices, claims, liens, notices of non-compliance or violation, injunctions or proceedings relating in any way to (i) any Environmental Law; (ii) any Hazardous Material including without limitation any abatements, removal, remedial, corrective or other response action in connection with any Hazardous Material, Environmental Law or order of a Governmental Authority; or (iii) any actual or alleged damage, injury, threat or harm to health, safety, natural resources, wildlife, or the environment arising out of or relating to Hazardous Materials, which individually or in the aggregate would have a Material Adverse Effect on Seller, Company or any of their respective subsidiaries, as applicable;

(e)  “Governmental Authority” shall mean any applicable federal, state, regional, county or local person or body having governmental authority;

(f)  “Participation Facility” means any facility in which Seller, Company or any of their respective subsidiaries, as applicable, participates in the management and, where required by the context, said term means the owner or operator of such property;

(g)  “person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d) of the Exchange Act); and

(h)  “subsidiary” or “subsidiaries” shall mean, when used with reference to the Company, Merger Sub, the LLC, Seller, the Surviving Company or any other person, any corporation, partnership, limited liability company, business trust, joint venture or other entity of which the Company, Merger Sub, the LLC, Seller, the Surviving Company or any other person (either acting alone or together with its other Subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, business trust, joint venture or other entity.

SECTION 9.4  Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.5  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

SECTION 9.6  Entire Agreement.  This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

SECTION 9.7  Assignment.  This Agreement shall not be assigned by operation of law or otherwise.

SECTION 9.8  Parties in Interest.  This Agreement (including Annex A hereto) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.6 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

SECTION 9.9  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of choice of law or conflicts of law.

SECTION 9.10  Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  This Agreement shall become effective when each party shall have received a counterpart hereof signed by all the other parties.  Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder whether by virtue of any other oral or written agreement or other communication.

SECTION 9.11  Specific Performance.  The parties hereto acknowledge that monetary damages would not be a sufficient remedy for breach of this Agreement.  Therefore, upon breach of this Agreement by any party, the aggrieved party may proceed to protect its rights and enforce this Agreement by suit in equity, action at law or other appropriate proceeding, including an action for the specific performance of any provision herein or any other remedy granted by law, equity or otherwise.  Any action for specific performance hereunder shall not be deemed exclusive and may also include claims for monetary damages as may be warranted under the circumstances.  The prevailing party in any such suit, action or other proceeding arising out of or related to this Agreement shall be entitled to recover its costs, including attorney’s fees, incurred in such suit, action or other proceeding.

[Signatures on next page]

IN WITNESS WHEREOF, the Company, Merger Sub, the LLC and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RENAISSANCE LEARNING, INC.

By:

/s/ John R. Hickey

John R. Hickey, President and CEO

RLI ACQUISITION CORP., INC.

By:

/s/ John R. Hickey

John R. Hickey, President

RLI ACQUISITION SUB, LLC

By:

/s/ John R. Hickey

John R. Hickey, President

ALPHASMART, INC.

By:

/s/ Ketan D. Kothari

Ketan D. Kothari, CEO

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND

REORGANIZATION, AS AMENDED ON APRIL 20, 2005